Exhibit 2.2

STOCK PURCHASE AGREEMENT

by and between:

AVEANNA HEALTHCARE LLC

a Delaware limited liability company;

and

BARRY R. BERGER AND JILL TAFFY STEINFELD-BERGER,

TRUSTEES OF THE BARRY R. BERGER AND JILL TAFFY STEINFELD-BERGER

FAMILY TRUST DATED SEPTEMBER 19, 2006,

and

DUNN & BERGER, INC., DBA ACCREDITED NURSING SERVICES,
a California corporation

And

BARRY R. BERGER AND JILL TAFFY STEINFELD-BERGER
(solely for purposes of Sections 6.9 and 12.17)

Dated as of November 14, 2021

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 14, 2021, by and between (1) Aveanna Healthcare LLC, a Delaware limited liability company (the “Purchaser”), (2) Barry R. Berger and Jill Taffy Steinfeld-Berger, Trustees of The Barry R. Berger and Jill Taffy Steinfeld-Berger Family Trust dated September 19, 2006 (the “Seller”), and (3) Dunn & Berger, Inc. dba Accredited Nursing Services, a California corporation (the “Company”), and (4) Barry R. Berger (“B Berger”) and Jill Taffy Steinfeld-Berger (“T Steinberg-Berger”), residents of the State of California, solely for purposes of Section 6.9 and Section 12.17. The Purchaser, the Seller and the Company are hereinafter sometimes referred to as a “party” and collectively as the “parties”).

W I T N E S S E T H:

WHEREAS, Seller is owner, beneficially and of record, of all of the issued and outstanding shares (the “Shares”) of capital stock of the Company;

WHEREAS, the Company holds all issued and outstanding shares of capital stock in the four subsidiaries identified in Section 4.4 (the “Subsidiaries”), which Subsidiaries are engaged in the Business;

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all the Shares for the consideration and on the terms set forth in this Agreement; and

WHEREAS, B Berger and T Steinfeld-Berger are beneficiaries of Seller and will benefit from the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS
I.1
Certain Definitions.
(a)
Except as otherwise set forth herein, the Exhibits, and the Disclosure Schedule, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Anti-Kickback Statute” means the Medicare and Medicaid Patient and Program Protection Act of 1987 (42 U.S.C. § 1320a-7b) as amended, and its implementing regulations, collectively with any amendments or successor law(s) or regulations, and includes any applicable state Law concerning the same or similar subject matter.

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“Applicable Look-Back Date” means the date that is the five (5) years prior to the date of this Agreement for those representations and warranties in Section 4.11, Section 4.12 and Section 4.18, and three (3) years prior to the date of this Agreement for all other representations and warranties.

“Approval” means all notices, reports, filings, approvals, orders, authorizations, consents, licenses, Permits, qualifications or registrations or waivers of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communications required to be filed with or delivered to, any Governmental Body or any other Person.

“Average EOR Hours” means the average of the Employer of Record hours of the Company and its Subsidiaries for September, October and November of 2021, calculated by averaging the actual non-agency Employer of Record hours billed up through the date that is ninety (90) days following the Closing relating to the services provided in the months of September, October and November 2021.

“Average EOR Hours Escrow Amount” means Forty-Five Million Dollars and No/100 ($45,000,000.00).

“Average EOR Hours Escrow Fund” means the balance of the Average EOR Hours Escrow Amount, and any interest earned thereon, held in an account by the Escrow Agent pursuant to the Escrow Agreement.

“Business” means, individually and collectively, the business of the Company and the Subsidiaries, as currently conducted, including the provision of (i) private duty nursing homecare services (skilled and non-skilled) and related homecare and home health services, (ii) employer of record services, (iii) respite services, and (iv) financial management services related to Medi-Cal and employer of record services.

“Business Day” means any day of the year on which national banking institutions in California are open to the public for conducting business and are not required or authorized to close.

“Business Employees” shall have the meaning assigned to it in Section 4.11(a).

“Business Participation” means with respect to participation in or conduct on behalf of the Business, Company, or any Subsidiary.

“Business Services” means all services to patients and clients provided by the Business.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, or Pub.L.116-136 and applicable rules and regulations, as amended from time to time.

“CARES Act Provider Relief Fund” means the funds distributed to Medicare providers by the U.S. Department of Health and Human Services pursuant to the Public Health and Social Services Emergency Fund in the CARES Act and subsequent amendments.

“Cash” means cash and cash equivalents (as determined in accordance with GAAP) of the Company and its Subsidiaries excluding (i) amounts held in escrow or as security, or deposits with third parties (including landlords), or if usage of or access to such cash or cash equivalents is restricted by Law, Contract or otherwise and (ii) all uncleared checks, checks-in-transit, wire transfer, and drafts written by the Company or any Subsidiary but not yet cleared.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Company Benefit Plan” means all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit plans, programs, agreements, arrangements or payroll practices, including, without limitation, bonus plans, employment consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs, in each case, sponsored, maintained, or contributed to by the Company, its Subsidiaries and/or its ERISA Affiliates, or under which the Company, its Subsidiaries and/or its ERISA Affiliates could have any obligation or liability.

“Company Personnel” means, individually and collectively, all Persons who are the directors, officers, managers, employees, contractors, and agents of each of the Company or any of its Subsidiaries, as applicable.

“Confidential Information” means information that is not available in the public domain, including books and records, with respect to the Business, including, methods of operation, lists of patients/clients/customers, patient/client/customer records, products, prices, fees, costs, finances, Technology, inventions, Trade Secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information and proprietary information of the Company and any Subsidiary.

“Contract” means any contract, agreement, indenture, note, bond, loan, warrant, instrument, lease, license, security agreement, sales and purchase orders, commitment or other arrangement or agreement, whether written or oral, including any amendments, modifications, or supplements thereto.

“COVID-19” means the coronavirus SARS-CoV-2 and coronavirus disease commonly referred to as COVID-19.

“COVID Relief Benefit” means any subsidy, grant, participation, note, bond, debenture or other debt security, or any rebate, deferral or abatement of Taxes, issued or granted by any Governmental Body to the Company or its Subsidiaries pursuant to any economic relief program or Law enacted as a result of the COVID-19 pandemic, including the Paycheck Protection Program administered by the U.S. Small Business Administration, the Coronavirus Aid, Relief, and Economic Security Act and the Accelerated & Advanced Payment Program, the Main Street Lending Program, or any other similar federal, state or local Government Reimbursement Program.

“Disclosure Schedule” shall have the meaning assigned to it in Article IV.

“Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, as now or hereafter in effect, in any way relating to the protection of human health and safety, the environment or natural resources including, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with the Company and/or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code and/or Section 4001(b)(1) of ERISA.

“Escrow Account” means the escrow account(s) set up pursuant to the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement between Purchaser, Seller and PNC Bank as escrow agent (the “Escrow Agent”), substantially in the form of Exhibit B hereto.

“Escrow Amount” means (a) the Indemnification Escrow Amount, plus (b) the Net Working Capital Holdback, plus (c) the Average EOR Hours Escrow Amount.

“Excluded Status” means (i) excluded, suspended or debarred from (or deemed ineligible for participation under) any Government Reimbursement Program or from other programs funded in whole or in part by any Governmental Body, including the Department of Health and Human Services, Office of Inspector General “List of Excluded Individuals/Entities,” or similar lists maintained by state or local Governmental Body, including any state Medicaid program exclusion list.

“Estimated Purchase Price” shall have the meaning assigned to it in Section 3.5.

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States as of the date hereof as applied by the Company and its Subsidiaries, consistently applied.

“Governmental Body” means any government or governmental or statutory or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority or agent or representative thereof, or any court or arbitrator (public or private).

“Government Reimbursement Program” or “Government Reimbursement Programs” means the Medicare program, TriCare/CHAMPUS, any state Medicaid program, any other federal healthcare program (as defined in 42 U.S.C. §1320a-7b(F)), and other similar federal, state and local programs for which a Governmental Body pays in whole or in part, directly or indirectly, for the provision of services or goods, including Business Services, to beneficiaries of the applicable program, and includes the California state Medi-Cal program, the California Department of Developmental Services/Regional Center program, and any other governmental program responsible for payment or reimbursement for medical and home aid or home health services.

“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Health Care Laws” means any and all Laws uniquely pertaining to the business, including the Business, of providing and payment for health care services and/or items, including such Laws related to or constituting (i) the relationships among providers, payors, vendors, and consumers in the health care industry; (ii) the delivery, purchase, sale or support of health care services and/or items; (iii) the licensure, certification, registration, qualification, or authority to provide health care services and/or items (including home health, hospice, and medical housecalls); (iv) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations

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promulgated from time to time thereunder: the Anti-Kickback Statute, the Stark Law, the Federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a -7a), the Health Care Fraud Statute (18 U.S.C. § 1347), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq. and similar state Laws); (v) participation in Government Reimbursement Programs and Private Programs; (vi) quality, safety certification, and accreditation standards and requirements; (vii) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (viii) HIPAA and all other Laws relating to the privacy and security of health information.

“Health Care Practitioner” means each of the Company Personnel who is health care physician, nurse, physician assistant, medical technician, physical/occupational/speech therapists or other clinical or health care provider.

“HIPAA” means, collectively, (i) the Health Insurance Portability and Accountability Act of 1996, and its implementing regulations, including the HIPAA Privacy Rule and the HIPAA Security Rule, and (ii) applicable provisions of the Health Information Technology for Economic and Clinical Health Act as incorporated in the American Recovery and Reinvestment Act of 2009 and any implementing regulations, as the foregoing (i) and (ii) may, from time -to- time, be amended.

“HIPAA Privacy Rule” means the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R., Parts 160 and 164, subparts A, D and E, and all related regulations.

“HIPAA Security Rule” means the HIPAA Security Standards (45 C.F.R. Parts 160, and 164, subparts A and C), and all related regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Clearance” shall have the meaning assigned to it in Section 6.8.

“Indebtedness” of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed (including intercompany and related party (including shareholder) payables net of intercompany and related party receivables) and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property or services (including earn-out payments and obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable included in the calculation of Net Working Capital), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) the liquidation value of all redeemable preferred stock of such Person; (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); (viii) the aggregate amount of all Liabilities to any shareholder of the Company or any Affiliate of the Company (whether or not due and owing); (ix) any Liability of the Company or any Subsidiary in respect of amounts due under any incentive plan (for stock appreciation rights) or any severance plan or arrangement (including, without limitation, any accrued and unpaid severance obligations related to acquisitions) accrued and unpaid prior to the Closing Date; (x) any forgiveness of any Liability that remains subject to any condition or obligation, including any Tax increment financing, economic incentive or

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similar item; (xi) accrued and unpaid obligations under any deferred compensation or employee bonus plan or arrangement or any pre-Closing vacation or paid time off (“PTO”) balances; (xii) credit balances, arising out of overpayments to the Company or any Subsidiary, due to patients or to payors under any Government Reimbursement Programs; (xiii) obligations of such Person under any interest rate, currency swap or other hedging arrangement; (xiv) liabilities for accrued and unpaid pre-Closing Taxes (excluding (A) any liabilities or reserves in respect of any deferred Taxes attributable to timing differences, and (B) any liabilities or reserves for contingent or uncertain Taxes, (xv) any accrued interest, premiums, fees, expenses, penalties or guarantees for the benefit of another Person on any of the foregoing; (xvi) all other liabilities classified as non-current liabilities in accordance with GAAP; (xvii) accrued workers compensation balances; (xviii) the amount of any Medicare Advanced Payments under Medicare that are required to be repaid or recouped after Closing; and (xix) any and all payroll Taxes deferred pursuant to the CARES Act PPP, the Families First Coronavirus Response Act or federal executive order. To the extent any of the foregoing are considered a Transaction Cost they shall not also be deemed Indebtedness (and vice versa).

“Indemnification Escrow Amount” shall have the meaning assigned to it in Section 3.3.

“Indemnification Escrow Fund” means the balance of the Indemnification Escrow Amount, and any interest earned thereon, held in an account by the Escrow Agent pursuant to the Escrow Agreement.

“Indemnified Taxes” means any (a) Taxes of or with respect to the Company or its Subsidiaries or their assets or operations for any Pre-Closing Tax Period (including the amount of Taxes relating to the portion of any Straddle Period ending on the Closing Date pursuant to Section 11.4); (b) Transfer Taxes for which Seller is responsible pursuant to Section 11.3; (c) Taxes for which Seller is responsible pursuant to Section 11.1; (d) Taxes imposed on Seller and any owner or Affiliate of Seller for any Taxable period (including for this purpose any withholding Taxes imposed on Purchaser or any of its Affiliates with respect to any payment to Seller); (e) the amount of payroll Tax liabilities deferred until after the Closing (including the employer portion of social security tax deferred under Section 2302 of the CARES Act with respect to any Pre-Closing Tax Period), (f) Taxes of any other Person for which the Company or its Subsidiaries is liable, including as a transferee, successor, withholding or collection agent, by contract, by reason under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or being a member of any consolidated, affiliated, unitary or other combined group, or pursuant to any Law and (g) Taxes related to a breach of any representation made in Section 4.10.

“Independent Auditor” shall mean such independent accounting firm of national reputation as may be mutually acceptable to the Seller and Purchaser.

“Intellectual Property Licenses” means (i) any grant to a third Person of any right to use any of the Purchased Intellectual Property, and (ii) any grant to the Company and Subsidiaries of a right to use a third Person’s intellectual property rights used in the Business or which is necessary for the use of any Purchased Intellectual Property.

“Inventory” means all merchandise and inventory owned and intended for resale in connection with the Business, all manufactured and purchased parts, goods in process, raw materials, supply and packing materials and finished goods and other tangible personal property that is used in connection with the Business, wherever located, in each case as of the Closing Date.

“IRS” means the Internal Revenue Service.

“Knowledge” means (i) with respect to the Seller, the knowledge after due inquiry of B Berger” and T Steinfeld-Berger, and (ii) with respect to the Company, the knowledge after due inquiry of

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B Berger, T Steinfeld-Berger, Neil Rotter (Chief Strategy Officer of the Company), and Millette Arredondo (Chief Operating Officer of the Company).

“Law” or “Laws” means any federal, state or local (including common law), statute, code, ordinance, rule, regulation or other requirement, policy guideline, directive or Permit enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any and all judicial, administrative or arbitral actions, litigation, suits, charges, audits, examinations, investigations, orders, motions, complaints, demands, inquiries, surveys, arbitrations, mediations, claims or proceedings by or before any Person (in each case, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private, whether by or for a Governmental Body or any other Person).

“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including reasonable legal fees and disbursements and costs to the extent actually incurred by a party to this Agreement whether or not involving a third-party claim).

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, mortgage, equitable interest, community property interest, claim, lease, charge, option, right of first refusal or other preferential purchase right, condemnation award, easement, encroachment, right of way, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Losses” means any and all debts, losses, liabilities, obligations, damages, Taxes, costs, fines, penalties, interest and expenses, including all reasonable attorneys’, accountants’ and experts’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts actually suffered or incurred by a Person whether or not involving a third-party claim.

“Material Adverse Effect” means any change, event, development or circumstance that is or would reasonably be expected to have, individually or in the aggregate (i) a material adverse effect on the historical, near-term or long-term projected business, assets, properties, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, or of the Business, or (ii) a material adverse effect on the ability of Seller or the Company to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or any applicable Transaction Documents in accordance with their respective terms and applicable Law.

“Medicaid” means Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means Title XVIII of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“National Provider Identifier” means a unique, 10-position numeric health identifier issued to a covered health care provider, as that term is defined at 45 C.F.R. § 162.406, by the National Provider System, as that term is used in 45 C.F.R. § 162.408.

“Net Working Capital” means, as of any certain date, (x) current assets (excluding Cash) less (y) current liabilities (other than Indebtedness) as of such date of the Company and the Subsidiaries, on a consolidated basis, calculated in accordance with the Seller’s Reference Statement.

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“Net Working Capital Holdback” shall have the meaning assigned to it in Section 3.3.

“Non-Competition Agreement” shall mean the non-competition agreement substantially in the form of Exhibit A attached hereto, to be executed by Seller, B Berger and T Steinfeld-Berger.

“Order” means any order, injunction, consent, subpoena, verdict, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body or entered into with any Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Business through the date hereof consistent with past practice.

“Permit” or “Permits” means any approvals, authorizations, consents, licenses, permits or certificates issued by any Person, including any permit, license, identifier number, approval, certificate, certificate of need, registration, notification, exemption, accreditation, and other authorization available from or required by or from any Governmental Body under Law or any accreditation body, and all amendments and modifications of any of the foregoing and all pending initial and renewal applications therefor.

“Permitted Exceptions” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor on the Financial Statements; (iii) mechanics’, carriers’, workers’, repairers’ and similar Liens that are not material to the Business so encumbered and that are not resulting from a breach, default or violation by the Company and its Subsidiaries of any Contract or any Law; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use or occupancy of any properties currently used or proposed to be used in connection with the Business.

“Person” means (i) any individual, and (ii) limited liability company, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Personal Property Leases” shall have the meaning assigned to it in Section 4.14.

“PPP Loan” means any loan received by the Company or any Subsidiary pursuant to the Paycheck Protection Program under the Small Business Administration 7(a) Loan Program, as implemented by the CARES Act, including any interest, penalties or other amounts with respect thereto.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) that ends on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“PRF Payments” has the meaning assigned to it in Section 4.26(d).

“Private Program” means contractual arrangements with private third-party payors or self-payors that are not a Governmental Body such as managed care companies, managed care organizations, insurance companies, provider networks, health maintenance organizations, third-party payor reimbursement and insurance programs, and employer of record programs, and includes such third-party payors that contract with any Governmental Body to administer or pay reimbursement to providers or

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beneficiaries funded in whole or in part by a Government Reimbursement Program such as Medicare Advantage plans and state Medicaid managed care plans.

“Purchased Intellectual Property” means all intellectual property rights used by the Company and its Subsidiaries in connection with the Business arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents”), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “Marks”), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”), (iv) discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company and its Subsidiaries, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); (v) all Internet domain names (collectively, “Domain Names”); and (vi) all software and Technology of the Company and its Subsidiaries used in connection with the Business.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws.

“Stark Law” means the Federal Physician Self-Referral Law, Section 1877 of the Social Security Act (42 U.S.C. § 1395nn), and its implementing regulations, as amended, collectively with any successor law or regulations.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned or controlled, directly or indirectly, by the Company or any direct or indirect Subsidiary, or of which the Company or any Subsidiary has the power, directly or indirectly, whether through ownership of equity securities, by contract or otherwise, to direct or manage its business or affairs. A list of the Subsidiaries is set forth in Section 4.4 of the Disclosure Schedule.

“Tail Policy” or “Tail Policies” shall be each of (a) the three-year professional liability insurance “tail” coverage, (b) three-year EPL insurance “tail” coverage and (c) the three-year directors’ and officers’ liability insurance “tail” coverage.

“Target Amount” in relation to Net Working Capital, means Eleven Million Three Hundred Seventy-Two Thousand Dollars ($11,372,000.00)

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“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, environmental, escheat, unclaimed property, occupation, property and estimated taxes, customs duties, fees, assessments and any other taxes or charges of any kind whatsoever imposed by any Taxing Authority or other Governmental Body, (ii) all interest, penalties, fines, additions to tax or additional amounts paid or payable in connection with any item described in clause (i) above, and (iii) any liability in respect of any items described in clauses (i) and/or (ii) of any other Person payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Subsidiaries.

“Technology” means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company or any Subsidiary.

“Total Purchase Price” means the Base Purchase Price (as defined in Section 3.1), plus the amount, if any, received by Seller in accordance with Section 3.4(c).

“Transaction Costs” means, with respect to the Seller (a) the aggregate amount of all fees, costs and expenses incurred or payable by the Seller or the Company and its Subsidiaries to service providers (including any brokers or investment advisory firms) or otherwise in connection with the transactions contemplated by this Agreement that, as of the Closing Date, remain unpaid; (b) any sale, transaction, change of control, stay, retention or similar bonuses or any success fees, severance or other payments payable to employees, contractors, consultants, officers or members of the board of directors of the Company or any Subsidiaries as a result of the consummation of the transactions contemplated hereby, including such bonuses set forth on Section 4.9(b)(iii) of the Disclosure Schedule to the extent not paid prior to Closing, and the aggregate amount of the employer portion of any payroll or other employment Taxes related thereto; (c) any fees or expenses associated with obtaining the release and termination of any Liens (to the extent not included in the calculation of Indebtedness); (d) 100% of the premium(s) payable for the Tail Policies; and (e) fifty percent (50%) of all fees, costs and expenses of the Escrow Agent.

“Transaction Documents” means (i) the Seller Documents, (ii) the Purchaser Documents, (iii) the Non-Competition Agreement and (iv) all other agreements, conveyances, documents, instruments and certificates delivered at or prior to the Closing pursuant to this Agreement.

ACTIVE 60565173v3

“TriCare/CHAMPUS” means the program addressed at 32 CFR 199.17 and in related regulations.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state and local laws related to plant closings, relocations, mass layoffs and employment losses.

(b)
Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:
(i)
when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;
(ii)
any reference in this Agreement to $ and dollars shall mean U.S. dollars;
(iii)
the Exhibits, the Disclosure Schedule and the other schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement; all Exhibits, the Disclosure Schedule and the other schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein; any capitalized terms used in any schedule, the Disclosure Schedule, or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement;
(iv)
any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa, unless the context otherwise requires;
(v)
the provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;
(vi)
all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified;
(vii)
accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control;
(viii)
the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; and
(ix)
the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
(c)
The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall

ACTIVE 60565173v3

be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) Any document or item will be deemed “delivered,” “provided,” or “made available” by a party to another party within the meaning of this Agreement if such document or item is included in the Company’s electronic data room and the other party and its authorized representatives had unrestricted access thereto prior to 5:00 p.m. Pacific Standard Time on the date that is at least two (2) days immediately prior to the date of this Agreement.

ARTICLE II

PURCHASE AND SALE OF SHARES
II.1
Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained in this Agreement, at the Closing (as defined below), Purchaser shall purchase and accept the Shares from Seller, and Seller shall sell, assign, transfer and deliver the Shares to Purchaser, free and clear of any Lien.
II.2
Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Yong Gruber Associates, LLP, 8939 S. Sepulveda Blvd. Suite 514, Los Angeles, California at 10:00 a.m. (Pacific Standard Time) on the date within three (3) days after the Purchaser and Seller have completed or received waivers for their respective conditions to closing under Article VIII below (other than conditions that, by their nature, are to be satisfied on the Closing Date) or at such other time or on such other date as the Seller and the Purchaser may agree upon in writing (such date, the “Closing Date”); provided that, the Purchaser and the Seller agree that the Closing shall be no later than December 30, 2021 (the “End Date”) unless otherwise mutually agreed. By mutual agreement of the parties, the Closing may take place by conference call and electronic (i.e., e-mail/PDF) or facsimile deliveries.
ARTICLE III

CONSIDERATION
III.1
Consideration. The aggregate consideration for the Shares shall be (a) an amount equal to One Hundred Eighty Million Dollars ($180,000,000.00) (the “Base Purchase Price”). The Base Purchase Price shall be further adjusted as follows and as set forth in Section 3.5 (as so further adjusted, the “Purchase Price”):
(a)
plus the total amount of Cash as of 11:59 pm on the Closing Date,
(b)
minus the outstanding amount of Indebtedness as of immediately prior to the Closing,
(c)
minus the unpaid Seller Transaction Costs as of immediately prior to the Closing,
(d)
plus the amount, if any, by which the Net Working Capital as of 11:59 pm on the Closing Date exceeds the Target Amount, and
(e)
minus the amount, if any, by which the Net Working Capital as of 11:59 pm on the Closing Date is less than the Target Amount (the amount in Section 3.1(d) or Section 3.1(e), as applicable, the “Working Capital Adjustment Amount”).
III.2
Intentionally Omitted.

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III.3
Closing Payment. Immediately prior to the Closing, the Purchaser shall deposit by wire transfer (i) the Estimated Purchase Price (as adjusted in accordance with Section 3.5(a)), plus (ii) the Average EOR Hours Escrow Amount in immediately available funds into the Escrow Account (the “Closing Payment”). The Escrow Agreement shall provide for the release to the Seller on Closing, an amount equal to the Closing Payment less disbursements and allocations referenced in Section 6(a) of the Escrow Agreement (which allocations to be retained by the Escrow Agent shall include (a) an amount equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), as retained escrow amount for purposes of Article X (the “Indemnification Escrow Amount”), plus (b) an amount equal to Two Million Two Hundred Seventy-Four Thousand Four Hundred Dollars ($2,274,400.00) as net working capital holdback (“Net Working Capital Holdback), plus (c) an amount equal to the Average EOR Hours Escrow Amount.
III.4
Average EOR Hours Calculation. Following the Closing Date, Seller and Purchaser shall calculate and finalize the Average EOR Hours as set forth in this Section 3.4.
(a)
Purchaser Average EOR Hours Statement. On the date that is ninety (90) days following the Closing, Purchaser shall prepare, or cause to be prepared, (i) a statement (the “Average EOR Hours Statement”) setting forth its determination of the Average EOR Hours. The Seller shall have a period of up to thirty (30) days from the receipt of the Average EOR Hours Statement to review such Average EOR Hours Statement, during which period the Purchaser shall cause the Company to make available to the Seller relevant books and records in the Purchaser’s possession or control and personnel with knowledge of information relevant to the determination of the Average EOR Hours. If as a result of such review, the Seller disagrees with the Average EOR Hours Statement, the Seller shall deliver to the Purchaser a written notice of disagreement (an “Average EOR Hours Dispute Notice”) prior to the expiration of such thirty (30) day review period setting forth the basis for such dispute. If the Seller does not disagree with the Average EOR Hours Statement, the Seller shall deliver a written statement to the Purchaser within the thirty (30) day period following receipt of the Average EOR Hours Statement accepting the Average EOR Hours Statement (an “Average EOR Hours Acceptance Notice”), in which case the Purchaser’s determination of the Average EOR Hours as shown on the Average EOR Hours Statement shall be final and binding on the parties, effective as of the date on which the Purchaser receives the Average EOR Hours Acceptance Notice. If the Seller does not deliver an Average EOR Hours Dispute Notice or an Average EOR Hours Acceptance Notice within such thirty (30) day period, then the Purchaser’s determination of the Average EOR Hours as shown on the Average EOR Hours Statement shall be final and binding on the parties, effective as of the first Business Day after the expiration of such thirty (30) day review period.
(b)
Resolution of Average EOR Hour Disputes. If the Seller delivers an Average EOR Hour Dispute Notice to the Purchaser in a timely manner, then the Purchaser and the Seller shall attempt in good faith to resolve such dispute within thirty (30) days from the date of the Purchaser’s receipt of the Average EOR Hour Dispute Notice. If the Purchaser and the Seller cannot reach agreement within such thirty (30) day period (or such longer period as they may mutually agree), then either party may refer the dispute to the Independent Auditor for binding resolution. The Independent Auditor, acting as an expert and not an arbitrator, shall determine the Average EOR Hours (which amount must be within the range of Average EOR Hours as set forth in the Seller’s Average EOR Hours Dispute Notice and the Purchaser’s Average EOR Hours Statement) in accordance with the provisions of this Agreement as promptly as may be reasonably practicable and shall endeavor to complete such process within a period of no more than thirty (30) days. The Independent Auditor may conduct such proceedings as the Independent Auditor, in its sole discretion, determines will assist in the determining the Average EOR Hours and shall deliver to the Purchaser and the Seller concurrently a written report setting forth a final determination of the Average EOR Hours calculated in accordance with the provisions of this Agreement. The determination of the Independent Auditor shall be final and binding on the Purchaser and the Seller, effective as of the date the Independent Auditor’s written report is received by the Purchaser and the Seller. The Seller and the

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Purchaser shall each be responsible for one-half of the costs and expenses of the Independent Auditor. The Seller and the Purchaser shall each bear their own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The Average EOR Hours as finally determined pursuant to clause (a) or clause (b) of this Section 3.4, is referred to as the “Final Average EOR Hours.”
(c)
Average EOR Hours Payment.
(i)
If the Final Average EOR Hours are equal to or greater than 290,000, then Seller and the Purchaser shall, within five (5) Business Days after determination of the Final Average EOR Hours, issue joint written instructions directing the Escrow Agent promptly (and in any event within two (2) Business Days after the delivery of such joint written instructions) to pay to Seller all of the Average EOR Hours Escrow Fund.
(ii)
If the Final Average EOR Hours are at least 270,000 but less than 290,000 hours, then Seller and the Purchaser shall, within five (5) Business Days after determination of the Final Average EOR Hours, issue joint written instructions directing the Escrow Agent promptly (and in any event within two (2) Business Days after the delivery of such joint written instructions) to pay from the Average EOR Hours Escrow Fund (a) to the Seller, Thirty-Two Million Five Hundred Thousand Dollars and No/100 ($32,500,000.00) and any earnings on such amount, and (b) to the Purchaser, Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) and any earnings on such amount..
(iii)
If the Final Average EOR Hours are at least 250,000 but less than 270,000 hours, then Seller and the Purchaser shall, within five (5) Business Days after determination of the Final Average EOR Hours, issue joint written instructions directing the Escrow Agent promptly (and in any event within two (2) Business Days after the delivery of such joint written instructions) to pay from the Average EOR Hours Escrow Fund (a) to the Seller, Twenty Million Dollars ($20,000,000.00) and any earnings on such amount, and (b) to the Purchaser, Twenty-Five Million Dollars ($25,000,000.00) and any earnings on such amount.
(iv)
If the Final Average EOR Hours are less than 250,000 hours, then Seller and the Purchaser shall, within five (5) Business Days after determination of the Final Average EOR Hours, issue joint written instructions directing the Escrow Agent promptly (and in any event within two (2) Business Days after the delivery of such joint written instructions) to pay to the Purchaser all of the Average EOR Hours Escrow Fund.
(v)
All joint written payment instructions addressed to the Escrow Agent shall include wire instructions and account information for each of the party receiving payment as necessary to facilitate payment by wire transfer.
(vi)
Any and all payments made pursuant to this Section 3.4 shall be consistently treated as adjustments to the Purchase Price for all Tax Purposes by the Seller and the Purchaser.
III.5
Adjustment of Base Purchase Price for Net Working Capital.
(a)
Seller’s Reference Statement. At least three (3) but not more than five (5) Business Days prior to the Closing Date, the Company will prepare and deliver to the Purchaser its good faith estimate of the Estimated Purchase Price along with a written statement (the “Estimated Closing Statement”) setting forth the Company’s good faith estimate of (i) Cash, as of 11:59 pm on the Closing Date (“Estimated Cash”), (ii) Net Working Capital, as of 11:59 pm on the Closing Date, (“Estimated Net Working Capital”) and Estimated Working Capital Adjustment Amount (the “Estimated Net Working Capital Adjustment Amount”), (iii) Indebtedness (“Estimated Indebtedness”), as of immediately prior to

ACTIVE 60565173v3

the Closing, and (iv) unpaid Seller Transaction Costs as of immediately prior to the Closing (“Estimated Transaction Costs”), together with such schedules and data with respect to the determination of the foregoing as may be appropriate to support the calculations set forth in the Estimated Closing Statement. The term “Estimated Purchase Price” shall mean the Base Purchase Price plus the Estimated Cash, minus the Estimated Indebtedness minus the Estimated Transaction Costs and plus or minus the Estimated Net Working Capital Adjustment Amount, as applicable. Following the delivery of the Estimated Closing Statement, the Company shall make available to the Purchaser and its representatives such information as the Purchaser may reasonably request in connection with its review of the Estimated Closing Statement. The Company will review any comments proposed by the Purchaser with respect to the Estimated Closing Statement and will consider, in good faith, any appropriate changes. The Company shall calculate the Estimated Net Working Capital in accordance with GAAP consistent with past practice and in good faith from the books and records of the Company and the Subsidiaries using the same accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies used in the example calculation set forth on Schedule 3.5(a) (the “Seller’s Reference Statement”).
(b)
Closing Statement. 90 days following the Closing Date, the Purchaser shall prepare and deliver to the Seller (i) an unaudited, consolidated balance sheet of the Company as of the Closing (the “Closing Balance Sheet”) and (ii) the Purchaser’s calculation of the following amounts in clauses (1) – (4) herein to determine the Purchase Price (together, the “Closing Statement”). The Closing Statement will set forth Purchaser’s calculation of (1) Cash, as of 11:59 pm on the Closing Date, (2) Net Working Capital, as of 11:59 pm on the Closing Date, and the applicable Working Capital Adjustment Amount, (3) Indebtedness as of immediately prior to the Closing, and (4) unpaid Seller Transaction Costs as of immediately prior to the Closing, together with such schedules and data with respect to the determination of the foregoing as may be appropriate to support the calculations set forth in the Closing Statement. The Purchaser or Company shall calculate the Net Working Capital in a manner consistent with the Seller’s Reference Statement. The Seller shall have a period of up to thirty (30) days from the receipt of the Closing Statement to review the Purchaser’s Closing Statement, during which period the Purchaser shall cause the Company to, make available to the Seller relevant books and records in the Purchaser’s possession or control and personnel with knowledge of information relevant to the preparation of the Closing Statement. If as a result of such review, the Seller disagrees with the Closing Statement, the Seller shall deliver to the Purchaser a written notice of disagreement (a “Dispute Notice”) prior to the expiration of such thirty (30) day review period setting forth the disputed items and basis for such dispute.
(c)
Acceptance; Failure to Respond. If the Seller does not disagree with the Purchaser’s Closing Statement, the Seller shall deliver a written statement to the Purchaser within such thirty (30) day period accepting the Closing Statement (an “Acceptance Notice”), in which case the Closing Statement shall be final and binding on the parties. If the Seller does not deliver a Dispute Notice or an Acceptance Notice within such thirty (30) day period, then the Purchaser’s Closing Statement shall be final and binding on the parties.
(d)
Resolution of Disputes. If the Seller delivers a Dispute Notice to the Purchaser in a timely manner, then the Purchaser and the Seller shall attempt in good faith to resolve such dispute within thirty (30) days from the date of the Dispute Notice. If the Purchaser and the Seller cannot reach agreement within such thirty (30) day period (or such longer period as they may mutually agree), then either party may refer the dispute to the Independent Auditor for binding resolution. The Independent Auditor, acting as an expert and not an arbitrator, shall determine the disputed items set forth in the Dispute Notice as of the Closing Date (which amount must be within the range of values as set forth in the Seller’s Dispute Notice and the Purchaser’s Closing Statement) in accordance with the provisions of this Agreement as promptly as may be reasonably practicable and shall endeavor to complete such process within a period of no more than sixty (60) days. The Independent Auditor may conduct such proceedings as the Independent Auditor, in its sole discretion, determines will assist in the determining such disputed items as of the Closing Date

ACTIVE 60565173v3

and shall deliver to the Purchaser and the Seller concurrently a written report setting forth a final determination of the disputed items as of the Closing Date calculated in accordance with the provisions of this Agreement. The determination of the Independent Auditor shall be final and binding on the Purchaser and the Seller, effective as of the date the Independent Auditor’s written report is received by the Purchaser and the Seller. The Seller and the Purchaser shall each be responsible for one-half of the costs and expenses of the Independent Auditor. The Seller and the Purchaser shall each bear their own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The Purchase Price as finally determined pursuant to this Section 3.5, is referred to as the “Final Purchase Price.”
(e)
Final Settlement of Disputes.

(i) If the Final Purchase Price is less than the Estimated Purchase Price, then, subject to the following sentence, the Seller shall, within five (5) Business Days of the date of final determination of the Final Purchase Price, pay to the Purchaser the amount equal to the absolute value of the difference between the Estimated Purchase Price and the Final Purchase Price (“Purchase Price Shortfall True-up Amount”). The Seller may elect to apply all or part the Net Working Capital Holdback towards satisfaction of the Purchase Price Shortfall True-up Amount, in which case, the parties shall provide written authorization to the Escrow Agent (i) to pay the Purchase Price Shortfall True-up Amount to Purchaser out of the Net Working Capital Holdback and, (ii) subject to satisfaction of the Purchase Price Shortfall True-up Amount, release the balance if any of the Net Working Capital Holdback to Seller, all as contemplated in Section 6(b)(ii) of the Escrow Agreement. If no Purchase Price Shortfall True-up Amount is due to Purchaser, the parties shall provide written authorization to the Escrow Agent to release the whole of Net Working Capital Holdback and any earnings thereon to Seller. In the event that the Purchase Price Shortfall True-up Amount is more than the Net Working Capital Holdback, Purchaser shall be entitled to recover the portion of the Purchase Price Shortfall True-up Amount exceeding the Net Working Capital Holdback from Seller.

(ii) Purchaser acknowledges that if the Final Purchase Price exceeds the Estimated Purchase Price, Seller shall be solely entitled to the excess amount (the “Purchase Price Surplus”). Purchaser shall pay the Purchase Price Surplus to Seller by wire transfer of immediately available funds, to an account or accounts designated by Seller, within five (5) Business Days of such determination. In addition, the parties shall provide written authorization to the Escrow Agent to release the whole of Net Working Capital Holdback and any earnings thereon to Seller.

(f)
Adjustment for Tax Purposes. Any and all payments made pursuant to Section 3.5 shall be consistently treated as adjustments to the Purchase Price for all Tax Purposes by the Seller and the Purchaser.
III.6
Escrow. The Escrow Amount shall be held, invested and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement, with the funds comprising each of the Average EOR Hours Escrow Amount, the Net Working Capital Holdback, and the Indemnification Escrow Amount to be kept in three (3) segregated accounts.
III.7
Withholding. Notwithstanding anything in this Agreement to the contrary, any Person making any payment or providing any consideration in connection with this Agreement or the transactions contemplated hereby, including the Purchaser, the Company and the Escrow Agent, as applicable, shall be entitled to deduct and withhold from the amount of any such payment or consideration, including the Purchase Price and any adjustments thereto, such amounts as the payer is required to deduct and withhold with respect to the making of such payment under the Code or any applicable provision of state, local or foreign tax Law, as determined by the payer in good faith. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having

ACTIVE 60565173v3

been paid to the Person in respect of which such deduction and withholding was made, and the payer shall disburse such deducted or withheld amounts to the applicable Governmental Body. Each of Purchaser, the Company, and Seller agree and acknowledge that unless there is a change in applicable Law after the date hereof, Purchaser and the Company shall not deduct or withhold any federal income Taxes from the Purchase Price provided that Seller has delivered to Purchaser a properly executed IRS Form W-9.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER and the Company

Except as specifically set forth in the disclosure schedule prepared by the Seller and the Company, dated as of the date hereof, and delivered to the Purchaser concurrently with the parties’ execution of this Agreement setting forth specific exceptions to the Seller’s and Company’s representations and warranties set forth in accordance with Article IV and covenants set forth in Articles VI and VII (collectively, the “Disclosure Schedule”), the Seller and the Company, jointly and severally, represent and warrant to the Purchaser as of the date hereof and through the Closing Date, as follows:

IV.1
Organization and Good Standing.
(a)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, to own or use its assets, and to perform all its obligations under applicable Contracts.
(b)
The Seller has delivered to the Purchaser accurate and complete copies of the certificate of incorporation and bylaws of the Company as amended to date and currently in effect, and there has been no violation of any of the provisions of the Company’s certificate of incorporation or bylaws.
(c)
The Company has not conducted business under or otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed, or trade name other than “Dunn & Berger, Inc. dba Accredited Nursing Services”.
(d)
The Company does not conduct any business (including the Business) or own any assets outside the State of California.
IV.2
Authorization; Due Execution.
(a)
Seller and the Company have the absolute and unrestricted right, power, authority and full legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement to which he, she, or it is a party in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Seller Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required corporate action on the part of the Company, its board of directors and stockholders, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Seller Documents by the Company or the Seller or to consummate the transactions contemplated hereby or thereby.
(b)
This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and the Company and, assuming the due

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authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller and the Company, enforceable against the Seller and the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)
With respect to Seller, the trustees (the “Trustees”) who have signed this Agreement and any Seller Document on behalf of Seller are the duly appointed trustees of Seller and they have not been removed or replaced from such positions as of the date hereof. The Trustees have all the power and authority necessary to act on behalf of Seller in entering into and delivering this Agreement and each other Seller Document executed or delivered by Seller and to consummate the transactions contemplated hereby and thereby on behalf of Seller. Seller maintains its situs within the State of California. Seller has provided or otherwise made available to Purchaser a redacted copy of the applicable Trust instrument, as currently in effect.
IV.3
Conflicts; Consents of Third Parties.
(a)
The execution and delivery by the Seller and the Company of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by the Seller and the Company with any of the provisions hereof or thereof will not (i) contravene, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon the Shares (other than restrictions on transfer under applicable securities Law) or any Liens upon any of the properties or assets of the Company under, any provision of (A) the certificate of incorporation and bylaws of the Company; (B) any material Contract or Permit to which the Company or any Subsidiaries is a party or by which any of the properties or assets of Business or the Company or any Subsidiaries are bound; (C) any Order of any Governmental Body applicable to the Business or the Company or any Subsidiaries, or any of the properties or assets of the Business or the Company as of the date hereof; or (D) any applicable Law; or (ii) give any Governmental Body or any Person the right to prevent or delay any of the transactions contemplated by this Agreement or the Seller Documents.
(b)
Other than as set forth in Section 4.3(b) of the Disclosure Schedule, no consent from, waiver, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person, Governmental Body, or any counterparty to a Contract is required on the part of the Seller or Company or any Subsidiaries in connection with (i) the execution and delivery of this Agreement or the Seller Documents, the compliance by the Seller with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of the Company or any Subsidiaries.
IV.4
Subsidiaries. Section 4.4 of the Disclosure Schedule sets forth the four (4) Subsidiaries whose issued and outstanding shares are wholly-owned on record and beneficially by the Company. Save as set forth in Section 4.4 of the Disclosure Schedule, the Company does not have, and has never had, any other subsidiaries; and Company does not own or hold any shares of capital stock or other security or interest in any other Person or any rights to acquire any such security or interest.
(a)
Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the California and has all requisite corporate power and authority to own, lease

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and operate its properties and to carry on its business as now conducted, to own or use its assets, to perform all its obligations under applicable Contracts. The Subsidiaries do not conduct any Business outside the State of California.
(b)
The Seller has delivered to the Purchaser accurate and complete copies of the certificate of incorporation and bylaws of each Subsidiary as amended to date and currently in effect, and there has been no violation of any of the provisions of such Subsidiary’s certificate of incorporation or bylaws.
(c)
The Subsidiaries have not conducted business under or otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed, or trade name other than (i) “Accredited Respite Services, Inc.”, (ii) “Accredited FMS, Inc.”, (iii) “Barry & Taffy, Inc. dba Accredited Home Health Services”, (iv) “Berger, Inc. dba Accredited Nursing Care”, and (v) “Berger, Inc. dba Accredited Home Care”, respectively.
(d)
Except as set forth in Section 4.4 of the Disclosure Schedule, there are no outstanding (a) shares of any Subsidiary, (b) securities convertible or exchangeable into capital stock of any Subsidiary, (c) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require any Subsidiary to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem shares of any Subsidiary or (d) stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary.
(e)
There are no restrictions on the ability of any Subsidiary to make distributions of cash to the Company (other than restrictions under applicable Law with respect to payment of distributions or dividends to equity holders).
IV.5
Outstanding Shares; No Restrictions.
(a)
The authorized equity securities of the Company consist of seven thousand five hundred (7,500) shares of Common Stock, of which 3,100 shares of Common Stock, constituting the Shares, are all of the issued and outstanding shares of Common Stock. Seller is the owner (of record and beneficially) of all of the Shares free and clear of all Liens, including any restriction on the right of any to transfer the Shares to Purchaser pursuant to this Agreement. The assignments, endorsements, stock powers, or other instruments of transfer to be delivered by Seller to Purchaser at the Closing shall be sufficient to transfer, and will transfer, to Purchaser Seller’s entire interest in the Shares (of record and beneficially) owned by Seller. Upon transfer to Purchaser of the certificates representing the Shares, Purchaser will receive good and valid title to the Shares, of record and beneficially free and clear of all Liens.
(b)
The Company does not own nor is it a party to or bound by any Contract to acquire, any shares or other security of any Person or any direct or indirect equity or ownership interest in any other business. The Company is not obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any other Person.
(c)
There are no outstanding options, warrants, and/or convertible securities pertaining to or issued by the Company. The Company only authorized and issued one (1) class of common stock and the Shares comprise all of the issued and outstanding shares of such class of stock.
(d)
All issued and outstanding Shares of the Company (and each Subsidiary) have been duly authorized, validly issued and are fully paid and non-assessable and free of pre-emptive rights or similar rights and rights of first refusal and authorized and issued in compliance with all applicable Laws.

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IV.6
Financial Statements and Records.
(a)
Section 4.6(a) of the Disclosure Schedule contains a true and complete copy of the following unaudited financial statements of the Company: (i) the balance sheets and related statements of income and of cash flows of the Company and the Subsidiaries, consolidated and individually, for the calendar year ending March 31 for each of 2020 and, 2021 and (ii) the balance sheets and the related statements of income and cash flows of the Company and the Subsidiaries, consolidated and individually for the four (4) month period ended July 31, 2021 (the “Interim Financial Statements”) (all such statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”).
(b)
Save as set forth in Section 4.6(b) of Disclosure Schedule, each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied by the Company (subject to, with respect to the Interim Financial Statements (i) the absence of footnote disclosures and other presentation items, (ii) changes resulting from year-end adjustments which, in the aggregate, will not be inconsistent in any material respect with past practice or materially adverse, and (iii) changes associated with consolidation) without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries as of the dates and for the periods indicated therein. The Financial Statements referred to in this Section 4.6(a) have been prepared from, and are consistent with, the books and records of the Company.
(c)
The Company makes and keeps books, records and accounts which, accurately and fairly reflect the transactions and dispositions of its assets. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
(d)
The minute books of the Company contain complete and correct records of all meetings held, and actions taken by written consent, of the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of the Company, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books. The Company has at all times maintained complete and correct records of all issuances and transfers of its shares. At the Closing, all such minute books and records will be in the possession of the Company and located at its principal office (and will be delivered to Purchaser).
(e)
Section 4.6(e) of the Disclosure Schedule sets forth (i) the amount of all outstanding Indebtedness of the Company and the Subsidiaries, (ii) any Liens with respect to such Indebtedness (other than Permitted Exceptions), and (iii) a list of each material instrument or agreement governing such Indebtedness (accurate and correct copies of which have been provided or made available to the Purchaser).
(f)
Except as set forth on Section 4.6(f) of the Disclosure Schedule, no material capital expenditure is required by the Company or any Subsidiary over the twelve (12)-month period following the Closing Date in order for the Business to be conducted in all material respects in the manner in which it was conducted prior to the Closing Date.

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IV.7
No Undisclosed Liabilities. In addition to the representation in Section 4.6(b) regarding incurred but not reported Liabilities, as of the date of this Agreement the Company has no Liabilities (whether accrued, absolute, contingent or otherwise) whether or not required by GAAP to be set forth on a consolidated balance sheet of the Company, except for those Liabilities: (i) reflected or reserved against in the Interim Financial Statements or which are disclosed on Section 4.7 of the Disclosure Schedules; (ii) incurred subsequent to the date of the Interim Financial Statements in the Ordinary Course of Business (none of which is material individually or in the aggregate and none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit); (iii) incurred under or in connection with Contracts entered into by the Company in the Ordinary Course of Business that are not required under GAAP to be reflected in the Financial Statements (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit); (iv) included in the calculation of Net Working Capital; and (v) incurred under, or contemplated by, the transactions to occur in connection with this Agreement.
IV.8
Condition and Sufficiency of Assets.
(a)
To Seller’s Knowledge, the buildings, equipment, and other assets (whether real or personal, tangible or intangible) owned or leased or licensed by the Company and the Subsidiaries are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, equipment or other assets is in need of maintenance or repairs other than ordinary, routine maintenance that is not material in nature or cost.
(b)
The assets owned and leased or licensed (whether real or personal, tangible or intangible) by the Company and the Subsidiaries constitute all the assets used in connection with the Business. Such assets constitute all the assets necessary for the Company and the Subsidiaries to continue to conduct the Business from and after the Closing Date without interruption as it has been conducted by the Company and the Subsidiaries prior to the date of this Agreement.
(c)
Purchaser acknowledges and agrees to Seller retaining certain personal property items listed in Section 4.8 of the Disclosure Schedule, which items are not material to the operation of the Business, and shall be excluded from the transaction herein.
IV.9
Absence of Certain Developments.
(a)
Except as expressly contemplated by this Agreement or as set forth on Section 4.9(a) of the Disclosure Schedule, since July 31, 2021, (i) the Company and the Subsidiaries have conducted the Business only in the Ordinary Course of Business, (ii) there has not been any damage, destruction or loss with respect to any material property or asset of the Business, (iii) there has not been any issuance, reissuance, reclassification, recapitalization, split or exchange of, or change in the authorized or issued shares of the Company or its Subsidiaries; purchase, redemption, retirement, or other acquisition by the Company of any shares of the Company; or the declaration or payment of any dividend or other distribution or payment in respect of the Shares or any other security of the Company, and (iv) there has not been any event, change, occurrence or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
Without limiting the generality of the foregoing and except as set forth on Section 4.9(b) of the Disclosure Schedule, since July 31, 2021, none of the Company or any of its Subsidiaries has:
(i)
declared, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock (or other equity interest) of the Company;

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(ii)
repurchased, redeemed or acquired any outstanding shares of capital stock (or other equity interest) or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;
(iii)
awarded or paid any bonuses to any directors, officers, employees, independent contractors, agents or representatives of the Company or any of its Subsidiaries, other than in the Ordinary Course of Business as set forth in Section 4.9(b)(iii) of the Disclosure Schedule;
(iv)
entered into any employment, consulting, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation or benefits payable or to become payable by it to any directors, officers, employees, consultants, independent contractors, agents or representatives of the Company or any of its Subsidiaries, or agreed to increase the coverage or benefits available under the Company Benefit Plan;
(v)
entered into any noncompete, customer or referral source nonsolicitation, or similar restrictive covenant, other than such agreements entered into in the Ordinary Course of Business or between the Company or any of its Subsidiaries, as applicable, and its respective employees and/or independent contractors (for the benefit of the Company or such Subsidiaries);
(vi)
changed its accounting or Tax reporting principles, methods or policies;
(vii)
made or rescinded any election relating to Taxes, settled or compromised any claim relating to Taxes;
(viii)
failed to promptly pay and discharge current Liabilities except where disputed in good faith by appropriate proceedings;
(ix)
made any loans, advances to, guarantees for the benefit of, or capital contributions to, or investments in, any Person (except immaterial advances to employees in the Ordinary Course of Business), or paid any fees or expenses to any director, officer, partner, stockholder or Affiliate;
(x)
suffered damage to or destruction or loss of any portion of any material asset or property, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition of the Company or any of its Subsidiaries;
(xi)
had any termination, suspension, or amendment or threatened termination, suspension, or amendment, of any Material Contract (as defined in Section 4.16(a)), or Permit necessary for the operation of the Business as it is presently conducted;
(xii)
issued, created, incurred, assumed or guaranteed any Indebtedness;
(xiii)
waived, canceled or compromised any material right or claim of the Company or any of its Subsidiaries that is, or but for such action would be, part of any asset or property of the Company or any of its Subsidiaries;
(xiv)
paid any Losses, or settled any Legal Proceeding in excess of One Hundred Fifty Thousand Dollars ($150,000.00), pending or threatened against the Company or any of its Subsidiaries, or any asset or property of the Company or any of its Subsidiaries other than (i) workers’ compensation claims in the Ordinary Course of Business; (ii) payments made in connection with the purchase of goods and services in the Ordinary Course of Business and (iii) payments of Indebtedness;

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(xv)
sold (other than sales in the Ordinary Course of Business), transferred, leased, or otherwise disposed of any material asset or property of the Company or any of its Subsidiaries or mortgaged, pledged, or imposed any Lien on any material property or asset of the Company or any of its Subsidiaries (other than Permitted Exceptions);
(xvi)
applied for or accepted any additional COVID Relief Benefits; agreed, committed, arranged or entered into any agreement to do any of the foregoing; or
(xvii)
agreed, committed, arranged or entered into any agreement to do any of the foregoing or engaged in any action that, if taken after the date of this Agreement and prior to the Closing, would require the prior written consent of Purchaser pursuant to Section 6.2(b).
(c)
The Company and the Subsidiaries will maintain Net Working Capital as of the Closing Date in the Target Amount.
IV.10
Taxes.

(a) The Company and the Subsidiaries (i) have timely filed all Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries and such Tax Returns have been duly, properly and timely filed in accordance with applicable Law with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) have fully and timely paid all Taxes payable by or on behalf of the Company and the Subsidiaries, whether or not such Taxes are reported or shown on any Tax Return. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company and its Subsidiaries have made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. The aggregate unpaid Taxes of the Company and its Subsidiaries (i) did not, as of July 31, 2021, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included as part of the Interim Financial Statements and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in preparing financial statements and accruing for Tax liabilities. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company and its Subsidiaries.

(b) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the collection, payment and remittance and withholding of Taxes, including without limitation with respect to withholding, payroll or other Taxes relating to payments to any equity owner, employee, creditor, vendor or other Person, and sales and other Taxes relating to amounts received from any customer or other Person and have duly and timely withheld, collected and paid over to the appropriate Taxing Authority all amounts required to be so withheld, collected and paid under in accordance with all applicable Laws. The Company and its Subsidiaries have complied in all material respects with all reporting and record keeping requirements related to the matters described in the preceding sentence, including filing of Forms W-2 and 1099s (or other applicable forms). No claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(c) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company and its Subsidiaries have been fully paid, and there are no other audits or investigations relating to or affecting the Company or its Subsidiaries by any Taxing Authority in progress. The Company and its Subsidiaries have not received any notice from

ACTIVE 60565173v3

any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The Company and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that, in either case, remains in effect. No extensions of time for the filing of Tax Returns of the Company and its Subsidiaries are currently in effect other than extensions of time of not more than six months granted in accordance with applicable Laws which were obtained in the Ordinary Course of Business.

(d) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing, allocation, indemnity, gross-up or other similar Tax agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing. There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company or its Subsidiaries.

(e) The Company and its Subsidiaries are not and shall not be required to include an item of income, or exclude an item of deduction for Tax purposes, for any period or portion of any period after the Closing Date as a result of (i) an installment sale transaction occurring on or before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. applicable Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. applicable Laws); (iii) any prepaid amounts, deposits or advance payments received on or prior to the Closing Date; (iv) a change in method of accounting requested or occurring on or prior to the Closing Date or the use of a cash or improper method of accounting on or prior to the Closing Date (including for the avoidance of doubt any adjustments under Section 481 of the Code relating to any of the foregoing); (v) an agreement entered into with any Governmental Body (including a “closing agreement” under Section 7121 of the Code) on or prior to the Closing Date; (vi) an income inclusion under Sections 951 or 951A of the Code or Subchapter K of the Code relating to income accruing prior to the Closing with respect to any interest held by the Company or any Subsidiary in a “controlled foreign corporation” (as defined in Section 957 of the Code) or entity classified as a partnership at or prior to the Closing; (vii) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or non-U.S. law); or (viii) any election to defer income under the Code (or any corresponding or similar provision of applicable Law) made by the Company or its Subsidiaries on or prior to the Closing Date. The Company and its Subsidiaries are not and shall not be required to include any amount in income pursuant to Section 965 of the Code or pay any installment of the “net tax liability” or any other Tax pursuant to Section 965 of the Code. The Company and its Subsidiaries have not deferred until after the Closing the payment of any payroll Taxes the due date for the original payment of which was at or prior to the Closing.

(f) The Company and its Subsidiaries (i) have never been members of any group of Persons filing affiliated, consolidated, unitary or other combined Tax Returns, other than a group consisting only of the Company or its Subsidiaries, and (ii) do not have any liability for the Taxes of any other Persons under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law) or by reason of being a member of any affiliated, consolidated, unitary or other combined group, as a transferee or successor, or by any contract, any applicable Law, or otherwise.

(g) None of the assets of the Company and its Subsidiaries are an interest in an entity or arrangement classified as a partnership, trust, pass-through entity or foreign corporation for U.S. federal, state, or local income Tax purposes.

ACTIVE 60565173v3

(h) The Company and its Subsidiaries have not participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b).

(i) None of the Company and its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction within the two-year period ending on the date of this Agreement that was purported to be governed in whole or in part by Section 355 of the Code.

(j) The Company is currently classified as a “C corporation” within the meaning of Code Section 1361(a)(2), and no election to change such classification has been made or is currently pending. The classification for federal Tax and state and local Tax purposes of each Subsidiary of the Company is as set forth in Section 4.4 of the Disclosure Schedule and no election to change any such classification has been made or is currently pending.

IV.11
Business Employees.
(a)
Section 4.11(a) of the Disclosure Schedule contains a complete and accurate list of all Persons who are employees, independent contractors or consultants (whether under common law, statutory law, or otherwise) of the Company, each Subsidiary, and the Business as of the date hereof (collectively, the “Business Employees”), and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) location; (v) current hourly rate or annual base compensation rate (as applicable); (vi) commission, bonus or other incentive-based compensation; (vii) exemption classification, if any; (viii) whether on any leave of absence status, and if so, the anticipated return date (if known); (ix) identification of employing or contracting entity; (x) a description of the fringe benefits provided to each such individual as of the date hereof; (xi) identification of employment status (employee vs. independent contractor/consultant); and (xii) with respect to the independent contractors/consultants, identify expected termination date (if known). Except as set forth on Section 4.11(a) of the Disclosure Schedule, as of the date hereof, all compensation, including wages (including minimum wage, overtime, meal period and rest break penalties, and waiting time penalties), commissions and bonuses, payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Business’ Financial Statements) and there are no outstanding agreements, understandings or commitments of the Business with respect to any additional compensation, commissions or bonuses. To Seller’s Knowledge, except as disclosed in Section 4.11(a) of the Disclosure Schedule, no Business Employee with a base salary of $100,000 and no group of Business Employees has given notice, or expressed an intent to provide such notice, of termination of employment. For the avoidance of doubt, all references to employees include employees employed under an “Employer of Record” arrangement.
(b)
To Seller’s Knowledge, no Person has claimed or has reason to claim that any Business Employee or other Person affiliated with the Company and the Subsidiaries: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant with such Person; (ii) has disclosed or utilized any Trade Secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. To the Knowledge of the Seller, no Business Employee or other Person affiliated with the Company and the Subsidiaries has used or proposed to use any Trade Secret, information or documentation proprietary to any former employer or violated any confidential relationship with any Person in connection with the development, manufacture or sale of any product or proposed product, or the development or sale of any service or proposed service, of the Company and the Subsidiaries.

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(c)
Each independent contractor and consultant of the Business who has performed services for the Company or any of its Subsidiaries since the Applicable Look-Back Date while classified as an independent contractor (each, an “Independent Contractor” and collectively, the “Independent Contractors”) has satisfied the requirements of applicable Laws to be so classified, and the Company and each of its Subsidiaries has not incurred any liability arising from misclassification. The Business has fully and accurately reported such Independent Contractors’ compensation on IRS Forms 1099 or other applicable tax forms for independent contractors when required to do so. The Business has not received any notice from any Governmental Body disputing any classification in respect of the Independent Contractors.
(d)
All employees of the Company and any of its Subsidiaries that have been classified as exempt from overtime under the Fair Labor Standards Act and/or similar state and local wage and hour Laws at any time since the Applicable Look-Back Date are and have been properly classified under all applicable Laws.
(e)
The Business has not engaged in any unfair labor practice, and there is not now, nor since the Applicable Look-Back Date has there been, any unfair labor practice complaint pending or, to the Seller’s Knowledge, threatened, against the Business before the United States National Labor Relations Board or any other comparable foreign or domestic authority or any workers’ council.
(f)
The Business is not, and has not been since the Applicable Look-Back Date, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been since the Applicable Look-Back Date, any Union representing or purporting to represent any employee of the Business. To the Seller’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Business or any of its employees. The Business has no duty to bargain with any Union.
(g)
The Company and each of its Subsidiaries are in compliance with and has complied at all times with the requirements of the Immigration Reform Control Act of 1986, including but not limited to all applicable requirements with respect to collecting, verifying and retaining complete and accurate copies of U.S. Citizenship and Immigration Services Form I-9 for each of its current and former employees, and any applicable mandatory E-Verify obligations. No Business Employee is employed pursuant to a visa, work permit or other work authorization that is time limited, and the Company and each of its Subsidiaries has not entered into any contractual obligations with any employee or prospective employee to assist in obtaining permanent residence on behalf of such Person.
(h)
All employees of the Company and each of its Subsidiaries are employed on an at-will basis and their employment can be terminated at any time for any lawful reason, without notice or penalty amounts being owed to such employee; except that the Company and its Subsidiaries, as a matter of management policy and practice have been paying severance pay as follows: (i) one to two years of service, one month of severance, (ii) over two years and up to five years of service, three months of severance, and (iii) over five years of service, five months of severance.
(i)
The Company and its Subsidiaries: (i) is and has been in compliance with all applicable Laws, in all material respects, with respect to engagement of independent contractors and consultants, employment, employment practices, terms and conditions of employment, mass layoffs, employment losses and plant closings (including the WARN Act), immigration, and wages and hours, including any such Laws respecting employment discrimination, harassment, retaliation, other fair employment practices, employee classification, pay equity, workers’ compensation and unemployment

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benefits, family and medical leave, wage and hour issues (including but not limited to payment of wages, meal and rest breaks, and timekeeping), prevailing wage issues, required trainings (including but not limited to harassment and health/safety), privacy, background checks, drug and medical screenings, expense reimbursements, restrictive covenants, immigration, occupational safety and health requirements (including workers’ compensation and COVID-19 prevention protocols and requirements), and other employment (including pre-employment and post-employment) practices; (ii) has withheld and reported all amounts required by Law or by agreement to be withheld and reported from the wages, salaries and other payments to Business Employees; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no liability for any payment to any trust or other fund or to any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice).
(j)
Except for participation in the EOR Program with the Regional Centers, and the services provided by Accredited FMS, Inc. to the Company and the other Subsidiaries, the Company and its Subsidiaries have complied with all applicable Laws so as to not establish a joint employer, single employer, or joint venture relationship with each other or any other entity with respect to any employees of another employer, company, or entity. Save as excepted above, the Company and its Subsidiaries do not represent to any third-party that it has established, created, or is a party to any joint employer, single employer, or joint venture relationship.
(k)
Except as set forth in Section 4.11(k) of the Disclosure Schedule, there are no pending or, to the Seller’s Knowledge, threatened, or anticipated actions, claims, lawsuits, charges, grievances, demands, investigations, audits, inspection orders, notices of a violation or noncompliance, litigation, proceedings, arbitration, appeals or other disputes, whether civil, criminal, administrative or otherwise (collectively, “Actions”) by any Governmental Body, employee of the Business, or independent contractor of the Business against the Business under or arising out of any Law relating to discrimination, harassment, retaliation, or other fair employment practices, employment misclassification, wage and hour issues, occupational safety in employment, or other employment practices, there have been no such Actions pending or threatened since the Applicable Look-Back Date, and there are no circumstances that exist which might give rise to any such Action.
(l)
since the Applicable Look-Back Date, the Company and each of its Subsidiaries have complied in all respects with the WARN Act, and none has any plans as of the date hereof to undertake any action in the future that would impose liabilities or obligations under the WARN Act.
(m)
Regarding each Government Reimbursement Program, the Company and each of its Subsidiaries is and has been in compliance with Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, and Executive Order 13706, each including all implementing regulations and applicable guidance.
(n)
The Company and each of its Subsidiaries has provided or made available to Purchaser all material written policies, rules and procedures applicable to the Business Employees that have been adopted by the Company and each of its Subsidiaries.
(o)
To the Seller’s Knowledge, since January 1, 2014, (i) the Company and each of its Subsidiaries have promptly, thoroughly and impartially investigated all sexual harassment allegations made by or about any Business Employee, (ii) with respect to each such allegation with potential merit, the Company or each applicable Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further harassment, (iii) the Company and each of its Subsidiaries do not reasonably expect any liabilities or losses with respect to any such sexual harassment allegation; and (iv) the Company and each

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of its Subsidiaries has not entered into any settlement agreements related to allegations of sexual harassment made by or about any Business Employee.
IV.12
Company Benefit Plans.
(a)
Section 4.12(a) of the Disclosure Schedule sets forth a complete and correct list of all Company Benefit Plans.
(b)
True, correct, current and complete copies of the following documents, with respect to each of the Company Benefit Plans (as applicable), have been delivered to the Purchaser (i) the governing plan document, related trust documents, all amendments thereto and material contracts relating thereto, (ii) the most recent Forms 5500 for the past three (3) years and schedules thereto, (iii) the most recent financial statements and actuarial valuations for the past three (3) years, (iv) the most recent IRS determination letter, (v) the most recent summary plan descriptions and summary of material modifications thereto (including letters or other documents updating such descriptions), (vi) written descriptions of all non-written agreements relating to the Company Benefit Plans, (vii) copies of the non-discrimination testing results for the three (3) most recent plan years, and (viii) all non-routine correspondence from any Governmental Body with respect to each Company Benefit Plan within the past three (3) years.
(c)
Except as set forth on Section 4.12(c) of the Disclosure Schedule, no Company Benefit Plan is or was since the Applicable Look-Back Date, and neither the Company, any Subsidiary nor any of their ERISA Affiliates has or reasonably expects to have any liability or obligation under (including current or potential withdrawal liability) (i) any “multiemployer plan” (as that term is defined in Section 3(37) of ERISA); (ii) any employee plan which is a “defined benefit plan” (as that term is defined in Section 3(35) of ERISA), whether or not terminated; (iii) a “multiple employer plan” as described in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” as described in Section 3(40) of ERISA.
(d)
Each Company Benefit Plan intended to qualify under Section 401 of the Code (“Qualified Plans”) is so qualified and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of any such Qualified Plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.
(e)
All contributions and premiums required by law or by the terms of any Company Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Company’s balance sheet on or prior to the Closing Date.
(f)
The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Company Benefit Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the “PBGC”) in the event it terminated each such plan do not exceed the fair market value of the assets of each such plan. The liabilities of each Company Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in full compliance with applicable Law.
(g)
There has been no “reportable event” as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Company Benefit Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA.

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(h)
None of the Company, any ERISA Affiliate or any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.
(i)
No Company Benefit Plan which is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA provides, and neither the Company nor any of its Subsidiaries have any obligation to provide, for continuing medical, health, life insurance or other welfare type benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and at the expense of the participant or the participant’s beneficiary.
(j)
Each of the Company and any ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code has complied with (i) the notice and continuation requirements, and all other requirements, of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder and (ii) the affordability and minimum essential coverage requirements, and all other requirements, of the Patient Protection and Affordable Care Act of 2010, as amended.
(k)
There has been no violation of ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans.
(l)
There are no pending Legal Proceedings which have been asserted, instituted, pending or, to the Seller’s Knowledge, threatened against any of the Company Benefit Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.
(m)
Each of the Company Benefit Plans has been established and maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Company Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date and are disclosed on Section 4.12(m) of the Disclosure Schedule.
(n)
Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations) has been maintained and operated in compliance with, and the document(s) evidencing such arrangement comply with, the requirements of Section 409A of the Code and regulations and other guidance promulgated thereunder, and no additional Tax under Section 409A of the Code has been or could be incurred by a service provider of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has an obligation (whether pursuant to a Company Benefit Plan or otherwise) to indemnify, “gross-up”, reimburse or otherwise compensate any individual with respect to the additional Taxes or interest imposed pursuant to Section 409A of the Code.
(o)
None of the Company or any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than the Seller or any ERISA Affiliate since the Applicable Look-Back Date.

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(p)
Neither the Company nor any “party in interest” or “disqualified person” with respect to the Company Benefit Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA.
(q)
None of the Company or any ERISA Affiliate has terminated any Company Benefit Plan subject to Title IV of ERISA or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.
(r)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any current or former employee, director, manager, officer, consultant, independent contractor, contingent worker, or leased employee (or any dependents, spouses, or beneficiaries thereof) of the Company and its Subsidiaries to any bonuses, severance pay or any other transaction related payments; (ii) increase any benefits otherwise payable under any Company Benefit Plan; or (iii) accelerate the time of payment or vesting, or increase the amount of compensation and/or benefits due to such individual.
(s)
The Company is not a party to any contract, plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan, or to modify any existing Company Benefit Plan.
(t)
No stock or other security issued by the Company forms or has formed a material part of the assets of any Company Benefit Plan.
(u)
No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) would constitute a “parachute payment” within the meaning of Section 280G of the Code.
(v)
Any individual who performs services for the Company (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income Tax purposes by the Company is not an employee for such purposes.
IV.13
Real Property.
(a)
Each of the Company and the Subsidiaries does not own (and has never owned) any real property. Section 4.13(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company and the Subsidiaries or otherwise used or occupied by the Company and the Subsidiaries for the operation of the Business (the “Leased Real Properties”). Except as set forth on Section 4.13(a) of the Disclosure Schedule, the leases for the Leased Real Properties are unmodified and in full force and effect, and the Company and its Subsidiaries hold a valid and existing leasehold interest under each such lease, in each case, free and clear of any Liens, except for Permitted Exceptions.
(b)
To the Seller’s Knowledge, each of the Leased Real Properties is (i) in good operating condition and repair, and is free from structural, physical and mechanical defects; (ii) maintained in a manner consistent with standards generally followed with respect to similar properties; and (iii) available for use in and sufficient for the purposes and current demands of the Business and operation of the Company and the Subsidiaries as currently conducted.
(c)
None of the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no other party to any lease of the Leased Real Properties, is in default in any material respect under any of such leases. None of the Company nor any of its Subsidiaries are aware of, nor has received

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any written notice of, any other party to any lease requesting a termination or material modification of the terms thereof.
(d)
None of the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted to any Person the right to use or occupy any Leased Real Property or any portion thereof.
(e)
The Company has provided or otherwise made available to Purchaser an accurate and complete copy of each lease (and any modifications thereof) in effect on the date hereof, each of which is listed on Section 4.13(a) of the Disclosure Schedule.
IV.14
Tangible Personal Property. Section 4.14 of the Disclosure Schedule sets forth (i) all leases or licenses of personal property (“Personal Property Leases”) involving annual payments in excess of $12,000 relating to personal property used in the Business or to which the Company or a Subsidiary is a party or by which the properties or assets relating to the Business are bound and (ii) all items of tangible personal property which, individually or in the aggregate, are material to the operation of the Business. The Company and the Subsidiaries, as applicable, have good and marketable title to, or a valid leasehold or license interest, which affords the Company or a Subsidiary possession in, all of the items of tangible personal property reflected on Section 4.14 of the Disclosure Schedule, free and clear of any and all Liens, other than the Permitted Exceptions. Each of the Company and the Subsidiaries has a valid and enforceable leasehold or license interest under each of the Personal Property Leases to which it is a party, and each of the Personal Property Leases is in full force and effect. There is no default under any Personal Property Lease by the Company or the Subsidiary party thereto or, to the Knowledge of the Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. No party to any of the Personal Property Leases has exercised any termination rights with respect thereto. Execution of this Agreement and consummation of the transactions contemplated herein does not constitute a breach or a default under any of the Personal Property Leases, except as explicitly noted on Section 4.3 of the Disclosure Schedule, for which Company shall obtain the necessary consents prior to the Closing Date. All of the tangible personal property reflected on Section 4.14 of the Disclosure Schedule are in good condition and repair, ordinary wear and tear excepted and are usable in the Ordinary Course of Business. None of the Property listed on Section 4.14 of the Disclosure Schedule is in the possession, custody or control of any Person other than the Company or a Subsidiary.
IV.15
Intellectual Property.
(a)
Section 4.15(a) of the Disclosure Schedule sets forth an accurate and complete list of all (i) Patents, (ii) Marks, (iii) Copyrights, and (iv) Domain Names, in each instance, owned, filed by or registered to the Company or its Subsidiaries (collectively, the “Registered Intellectual Property”), and with respect to any of the foregoing, specifying, in each case, as applicable, (a) the applicable owner or registrant of such item; (b) the application or registration/issuance number of such item; (c) the date of application, registration or issuance of such item; and (d) the jurisdiction in which such item is registered, issued or pending. The Company or a Subsidiary is the sole and exclusive owner of all Registered Intellectual Property. The Registered Intellectual Property is valid, subsisting, and enforceable, and all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining, and perfecting such Registered Intellectual Property.
(b)
Except as disclosed in Section 4.15(b) of the Disclosure Schedule, the Company or a Subsidiary is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, as the case may be, all Purchased Intellectual Property used, sold or licensed by the Company in the

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Business as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others.
(c)
Section 4.15(c) of the Disclosure Schedule sets forth an accurate and complete list of all Intellectual Property Licenses. Except with respect to licenses of commercial off-the-shelf software, none of the Company and the Subsidiaries is required, obligated, or under any Liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Purchased Intellectual Property, or other third party, with respect to the use thereof or in connection with the conduct of the Business.
(d)
No Trade Secret or any other non-public, proprietary information material to the Business has been authorized to be disclosed or, to the Knowledge of the Seller, has been actually disclosed by the Company and the Subsidiaries to any employee or any third party other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Purchased Intellectual Property. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of the Business and any other confidential information, including invention disclosures, not covered by any patents owned or patent applications filed by the Company, which measures are reasonable in the industry in which the Company operates.
(e)
The Company is not the subject of any pending or, to the Knowledge of the Seller, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, or violation by any Person against the Company or challenging the ownership, use, validity or enforceability of, any Purchased Intellectual Property. To the Knowledge of the Seller, no Person is infringing, violating, misusing or misappropriating any material Purchased Intellectual Property used in the Business. No such claims have been made against any Person by the Company. There are no Orders to which the Company is a party or by which the Company is bound which restrict, in any material respect, the rights to use any of the Purchased Intellectual Property.
(f)
All Technology and any other computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems owned or currently used in the conduct of the Business (collectively, the “Company Systems”): (i) are in satisfactory working order in all material respects; (ii) have commercially reasonable security, backups, disaster recovery arrangements and hardware and software support and maintenance that are designed to minimize the risk of error, breakdown, failure or security breach occurring to ensure if such event does occur it does not cause a material disruption to any portion of the Business; and (iii) since the Applicable Look-Back Date, have not suffered any material failures, breakdowns or other material adverse events that have caused or could reasonably be expected to result in the substantial and material disruption or interruption in or to the use of the Company Systems and/or the conduct of the Business, except in each case as would not reasonably be expected to be, individually or in the aggregate, material to the Company.
(g)
No present or former employee of the Company or any Subsidiary has any right, title, or interest, directly or indirectly, in whole or in part, in any material Purchased Intellectual Property. No employee, consultant or independent contractor of the Company or any Subsidiary is, as a result of or in the course of such employee’s, consultant’s or independent contractor’s engagement by the Company, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.
IV.16
Material Contracts.

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(a)
Section 4.16(a) of the Disclosure Schedule sets forth all of the following Contracts to which the Company or a Subsidiary is a party or by which the Company or such Subsidiary or any of their respective assets is bound (collectively, the “Material Contracts”):
(i)
any Contract with a licensed healthcare service plan or other payor program;
(ii)
any Contract with any Governmental Body (excluding the Scheduled Permits) or any third-party payor including Government Reimbursement Programs or Private Programs;
(iii)
any Contract that provides for the referral of any patient for the provision of goods and services by the Company, or payments by the Company or any of its Subsidiaries as a result of any referrals of patients to the Company or any of its Subsidiaries (excluding Contracts with Governmental Bodies);
(iv)
Contracts with any current or former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries;
(v)
Contracts for the sale of any of assets of any of the Company and the Subsidiaries, or for the grant to any person of any preferential rights to purchase any of such assets;
(vi)
Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or equity or ownership interest of another Person (by asset sale, stock sale, merger or otherwise) or relating for joint ventures, strategic alliances or partnerships;
(vii)
Contracts that purport to limit the freedom of the Company to compete in any line of business or with any Person or to conduct business in any geographic location, including, without limitation, any Contract containing a non-competition covenant, any customer or referral source non-solicitation covenant or any similar restrictive covenant or covenant that requires most favored nation or equivalent rights;
(viii)
Contracts relating to any bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of assets of the Company and the Subsidiaries, or other contracts relating to any Indebtedness, any Contract creating a capital lease obligation or any Contract constituting a guarantee of Indebtedness of any other Person;
(ix)
Contracts under which the Company and the Subsidiaries have made advances or loans to any other Person, including, any Contract with respect to lending or investing of funds to or in other Persons, including, any other Company or Subsidiary;
(x)
any Contract creating a Lien on the Shares;
(xi)
Contracts providing for severance, retention, change in control or other similar payments to any Business Employee;
(xii)
Contracts for the employment, engagement or consultancy of any individual on a full-time, part-time or consulting or other basis;
(xiii)
Contracts with any labor union or association or other Person representing or seeking to represent any employee of the Company or any other individual who provides services to the Company including, without limitation, any collective bargaining agreement;

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(xiv)
any bonus, pension, profit sharing, retired or deferred compensation plan, stock purchase, option, phantom compensation, change in control plan or payments (including, without limitation, to any manager, officer, employee or contractor), profits interest plan or similar plan or practice;
(xv)
any management Contracts (or similar arrangements), medical director Contracts, skilled nursing facility Contracts, assisted living facility Contracts, hospital Contracts, and other clinical Contracts;
(xvi)
Contracts for the provision of goods or services involving consideration in excess of $25,000 annually or $100,000 in the aggregate over the term of the Contract;
(xvii)
Contracts (or group of related contracts) which involve the expenditure of more than $25,000 annually or $100,000 in the aggregate or require performance by any party more than one year from the date hereof;
(xviii)
Contracts that provide for the purchase, sale or lease of real property or the lease (including any master lease covering multiple items of personal property) of any item or items of personal property with a rental expense under such lease (whether for a single item or multiple items) exceeding $150,000 over its remaining term;
(xix)
any Contract providing for the deferred payment of any purchase price including any “earn out” or other contingent fee arrangement which remains outstanding on the date hereof;
(xx)
any Intellectual Property Licenses (excluding licenses granted to the Company to use off the shelf computer software);
(xxi)
all non-disclosure, confidentiality, or non-solicitation agreements between the Company or any of its Subsidiaries and any of its respective current or former employees, consultants or agents;
(xxii)
Contracts between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, on the other hand, including any Contract providing for the indemnification of such Affiliate by the Company;
(xxiii)
Contracts pursuant to which the Company or any of its Subsidiaries will have the obligation to indemnify any manager, member, officer or employee for acts or omissions in such capacity;
(xxiv)
any Contract granting to any Person an option, a right of first refusal, first offer or other right to purchase any of the Company’s assets or the Shares; and
(xxv)
Contracts otherwise material to the Business.
(b)
Each Material Contract is in full force and effect and is the legal, valid and binding obligation of the Company or Subsidiary (as applicable), enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company and the Subsidiaries is in default under any Material Contract, and to the Knowledge of Seller no other party to any Material Contract is in default thereunder. No event has occurred that with the lapse of time or the giving of notice or both would constitute a default under any Material Contract. No party to any of

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the Material Contracts has exercised any termination rights with respect thereto. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto. The Company has not received written notice of any cancellation or material amendment or modification of any Material Contract from the other parties thereto. Execution of this Agreement and consummation of the transactions contemplated herein does not constitute a breach or a default under any of the Material Contracts, except as explicitly noted on Section 4.3(b) of the Disclosure Schedule, for which Company shall obtain the necessary consents prior to the Closing Date.
(c)
Largest Payors. Section 4.16(c) of the Disclosure Schedule sets forth a list of the ten largest payors of each of the Company and its Subsidiaries (whether a Government Reimbursement Program or Private Program) as measured by the dollar amount of payments therefrom, during the twelve (12) months year ended June 30, 2021, showing the approximate total payments received by the Company or any Subsidiary from each such payor and the Material Contracts associated therewith. During the last twelve (12) months, none of the Company or any of its Subsidiaries has not received any written notice from any of those payors listed that such Person intends to (i) cease paying claims to the Company or any of its Subsidiaries, or (ii) materially limit or reduce such payments to any Company or Subsidiary.
IV.17
Litigation.
(a)
Except as disclosed in Section 4.17(a) of the Disclosure Schedule, as of the date of this Agreement there are, and since the Applicable Look-Back Date there has been, no Legal Proceeding pending or, to the Knowledge of Seller, threatened, at law or in equity, against the Company or any of its Subsidiaries, the Seller or Business Employees with respect to their business activities on behalf of the Company and the Subsidiaries, or to which the Company and the Subsidiaries or the Seller is otherwise a party before any Governmental Body, nor is there any reasonable basis for any such Legal Proceeding.
(b)
There are, and since the Applicable Look-Back Date there have been, no (i) Orders or unsatisfied penalties or awards against the Company or any of its Subsidiaries, or (ii) conciliation or settlement agreements (except as disclosed in Section 4.17(a) related to any litigation, in each case with respect to which Company or any of its Subsidiaries has ongoing obligations that are, individually or in the aggregate, material to Company or any of its Subsidiaries.
(c)
The litigation set forth on Section 4.17(a) of the Disclosure Schedule are not covered by the Insurance Policies.
(d)
The Company and its Subsidiaries have made available to Purchaser all material complaints, answers, motions, responses and other documentation relating to any Litigation set forth on Section 4.17(a) of the Disclosure Schedule.
IV.18
Compliance with Laws; Permits.
(a)
Compliance. None of the Company and its Subsidiaries, and to the Seller’s Knowledge, none of the Company Personnel with respect to their Business Participation, have failed to comply with or violated any Law applicable to the Business, including Environmental Laws and Healthcare Laws. The Sellers, Company, each Subsidiary, and to the Seller’s Knowledge, each of the Company Personnel with respect to their Business Participation are currently, and have been since the Applicable Look-Back Date, in compliance in all material respects with all Laws, including Healthcare Laws, applicable to the conduct or operation of the Business. No Legal Proceeding by any Governmental Body is pending or, to the Seller’s Knowledge, has been threatened against, any of the Sellers, the Company, the Subsidiaries, or, to the Seller’s Knowledge, any of the Company Personnel with respect to their Business

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Participation. No event has occurred, and no condition or circumstance exists, that (with or without notice or lapse of time or both) will or is reasonably likely to constitute or result in a violation of any applicable Law, including Healthcare Laws, by Seller, the Company, any Subsidiary, or to the Seller’s Knowledge, any of the Company Personnel with respect to their Business Participation. Except as may be set forth on Section 4.18(a) of the Disclosure Schedule, none of the Sellers, the Company or any Subsidiary has ever received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any applicable Law, including Healthcare Laws, in each case, pertaining to actions or conduct taken (or not taken) by or on behalf the Company or its Subsidiaries. Except as set forth on Section 4.18(a) of the Disclosure Schedule, none of Sellers, the Company, any Subsidiary or to the Seller’s Knowledge, any of the Company Personnel, since the Applicable Look-Back Date, have been the subject of or participant in any Legal Proceeding relating to a material allegation of a Health Care Laws violation. None of the Seller (and its trustee(s)), the Company, any Subsidiary, or any Company Personnel are or ever have been in Excluded Status.
(b)
Orders. There is no Order binding upon the Company or any of its Subsidiaries or to which the Business and any assets owned or used by the Company and the Subsidiaries is subject, including any Orders or Contracts with respect to (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material, and (iii) Healthcare Laws. The Seller is not subject to any Order that prohibits Seller from engaging in or continuing any conduct, activity or practice relating to the Business.
(c)
Permits. Each of the Company and the Subsidiaries holds, to the extent required by applicable Law, including Healthcare Laws, all Permits from, and has made all declarations, applications, and other filings required by Law and any Governmental Body for the operation of Business and delivery of Business Services as presently conducted, including the sale, transport, export, import or shipment of any items or materials (whether in tangible form or otherwise) to any jurisdiction. No Legal Proceeding is pending or, to the Seller’s Knowledge, threatened, to modify, suspend, revoke, withdraw, terminate, fail to renew, or otherwise limit or restrict any such Permits, and each such Permit is valid and in full force and effect, and each of the Company and the Subsidiaries is and always has been in compliance with the terms of such Permits. Section 4.18(c) of the Disclosure Schedule provides an accurate and complete list of all Permits used, held or owned by the Company or by any Subsidiary (the “Scheduled Permits”, in each case specifying the applicable Company or Subsidiary), and the Company has delivered to the Purchaser accurate and complete copies of each such Permit. None of the Company and the Subsidiaries has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Permit; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. To the Seller’s Knowledge, no event has occurred, or circumstance exists that is reasonably likely to result in a Legal Proceeding by any Governmental Body to modify, suspend, revoke, withdraw, terminate, or otherwise materially limit or restrict any such Permits. All applications and other filings required for the renewal of any such Permits have been duly and timely filed with the appropriate Governmental Body. Neither the Company nor any Subsidiary home health agency (as “home health agency” is defined in 42 U.S.C. § 1395x(o)) during the immediately preceding thirty-six (36) months prior to the date of this Agreement engaged in an arrangement or transaction covered by 42 C.F.R. § 424.550(b)(1).
(d)
Government Reimbursement Programs. Each of the Subsidiaries as listed in Section 4.18(d) of the Disclosure Schedule is certified for and qualified for participation in and has current and valid provider contracts with the Government Reimbursement Programs and/or their intermediaries or carriers and complies with the conditions of participation therein. Each of those Government Reimbursement Programs are set forth on Section 4.18(d) of the Disclosure Schedule (the “Scheduled Programs”) along with (i) an identification of the applicable Subsidiary, and (ii) for each Subsidiary, as applicable, its current National Provider Identifiers, provider numbers and as applicable, accrediting body

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numbers for each of the Scheduled Programs (the “Provider Numbers”). Each of the Subsidiaries is entitled to payment under the Government Reimbursement Programs for services rendered to qualified beneficiaries. Except to the extent the Subsidiaries’ Liabilities and contractual adjustments under the Government Reimbursement Programs have been properly reflected and adequately reserved in the Financial Statements, the Subsidiaries have not received or submitted any false or misleading claim for payment and none of the Subsidiaries have received written notice of any dispute or claim by any Governmental Body, carrier or other Person regarding the Government Reimbursement Programs or such Subsidiary’s participation therein. Since the Applicable Look-Back Date, the Company and each Subsidiary and to the Knowledge of the Company, each of the Company Personnel with respect to their Business Participation, have been in material compliance with the Laws, conditions of participation, terms and conditions, program memorandums and manuals of the applicable Scheduled Programs. Except as set forth on Section 4.18(d) of the Disclosure Schedule, no Legal Proceeding is pending, or, to the Seller’s Knowledge, threatened, applicable to such participation in any Scheduled Program (which, for the avoidance of doubt, excludes any written notice or claim relating to payment refunds or adjustments received in the Ordinary Course of Business). Except as set forth on Section 4.18(d) of the Disclosure Schedule, there are not and have never been any other Provider Numbers in the name of the Company or any Subsidiary.
(e)
Private Programs. Each of the Company and its Subsidiaries that receive reimbursement under or from any Private Program is, and has been since the Applicable Look-Back Date, in compliance, in all material respects, with the terms and conditions applicable to the participation of any such Private Program. There is no Legal Proceeding which is pending, or, to the Knowledge of the Company, which is threatened, applicable to such participation in any Private Program or any Private Program agreement (which, for the avoidance of doubt, excludes any written notice or claim relating to payment refunds or adjustments received in the Ordinary Course of Business).
(f)
Billing and Collection Practices. Except as set forth on Section 4.18(f) of the Disclosure Schedule, all billing and collection practices of the Company and its Subsidiaries with respect to all third-party payors, including any Government Reimbursement Programs and Private Programs, have been and are conducted in compliance in all material respects with all Laws and the billing guidelines of such third-party payors, and there are no pending, or to the Seller’s Knowledge, threatened, Legal Proceedings related to such billing and collection practices. Except as set forth on Section 4.18(f) of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability relating to claims filed since the Applicable Look-Back Date under any Government Reimbursement Program or Private Program for any material refund, overpayment, discount or adjustment.
(g)
Reports. The Company or each Subsidiary, as applicable, has filed or caused to be filed timely all cost reports, forms, statements and other documents required to be filed with each applicable Governmental Body (“Reports”) or with respect to Government Reimbursement Programs or Private Programs, including the report to the United Stated Department of Health and Human Services with respect to the PRF Payments. The Reports were prepared in all material respects in accordance with the requirements of all applicable Laws and no deficiencies have been asserted with respect to any such Reports. Except for Reports not yet due, there are no Reports required to be filed by the Company or any Subsidiary in order for any of them to be reimbursed under, or otherwise participate in, any Government Reimbursement Programs, Private Program, or other third-party payor program.
(h)
HIPAA. Except as set forth on Section 4.18(h) of the Disclosure Schedule, the Company and its Subsidiaries: (i) are, and at all times since the Applicable Look-Back Date have been, in compliance in all material respects with the applicable privacy, security, transaction standards, breach notification, and other provisions and requirements of HIPAA and any similar state Laws; and (ii) have

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established and implemented such policies, programs, procedures, contracts, and systems as are reasonably necessary to comply, in all material respects, with HIPAA.
(i)
Health Care Practitioners. At all times since the Applicable Look-Back Date during which a Health Care Practitioner has provided any health care services to or on behalf of the Company or its Subsidiaries requiring the Health Care Practitioner to be licensed by a Governmental Body, each such Health Care Practitioner has been and is duly licensed and holds all other necessary Permits and is otherwise qualified under Laws to provide such health care services in each applicable jurisdiction where the services are or were rendered. To the Knowledge of the Company, no event has occurred, and no fact, circumstance or condition exists that has or reasonably may be expected to result in the denial, loss, revocation, suspension, or rescission of any such license or other Permit.
(j)
Compliance Program. The Company and its Subsidiaries have and does maintain a compliance plan and program, applicable to the Company, its Subsidiaries, and Business as a whole and to all Company Personnel, that materially satisfies all of the compliance plan elements recommended by the United States Department of Health and Human Services, Office of Inspector General. The Business is and has been conducted in all material respects in accordance with such compliance plan and program and any of its predecessors and related policies and procedures. The Company has provided Purchaser with true and correct copies of the Company’s compliance plan and program and related policies and procedures.
(k)
Health Care Regulatory Approvals. Section 4.18(k) of the Disclosure Schedule sets forth the Approvals, including Approvals related to any Permits or Scheduled Programs, required by any Laws in connection with the transactions and Closing contemplated by this Agreement (the “Health Care Regulatory Filings”) which, for avoidance of doubt shall be, to the extent authorized by Law and the applicable Governmental Body, the sole responsibility of Purchaser to secure, but in cooperation and consultation with the Company and each of its Subsidiaries (including by and through their counsel) in accordance with this Agreement. Purchaser, on the one hand, and each the Company and each of its Subsidiaries, on the other hand, shall use reasonable best efforts to cooperate with the other to prepare and file, or cause to be prepared and filed, as soon as reasonably practicable, the Health Care Regulatory Filings. All filing fees imposed by a Governmental Body in connection with the Health Care Regulatory Filings shall be borne by Purchaser.
IV.19
Inventory. The Inventory of the Subsidiaries shown on the Balance Sheets of the Interim Financial Statements or acquired since the date thereof do not include any items below standard quality, not any damaged or spoiled items or items not usable in the usual and Ordinary Course of Business of the Subsidiaries as currently conducted, the value of which, taken as a whole, has not been fully written down or reserved against in the Balance Sheets.
IV.20
Accounts and Notes Receivable. All accounts and notes receivable of the Company and the Subsidiaries are valid, have arisen from bona fide transactions consistent with past practice and are payable on ordinary trade terms. All such accounts and notes receivable reflected on the Interim Financial Statements and on the accounting records of the Company and its Subsidiaries are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable arising after the date of the Interim Financial Statements are good and collectible at the aggregate recorded amounts thereof, net of contractual allowances, any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. None of such accounts or the notes receivable (i) are subject to any setoffs, defenses or counterclaims, or (ii) represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement. All cash collected or received by or

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on behalf of the Company and the Subsidiaries with respect to any accounts and notes receivable has been accurately recorded and applied to such outstanding accounts and notes receivable as of the date hereof and as of the Closing Date.
IV.21
Related Party Transactions. Except as set forth in Section 4.21 of the Disclosure Schedule, no director, officer, partner, stockholder (including Seller) or Affiliate of the Company (“Related Party”) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (a) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Business, or (b) engaged in a business related to the Business. Except as set forth in Section 4.21 of the Disclosure Schedule, none of (a) the Company nor any Subsidiary is obligated to pay in the future any amounts to Seller or any Affiliate of Seller, and neither Seller nor any of its Affiliates is obligated to pay currently or in the future any amounts to the Company, and(b) since the date of the Interim Financial Statements, the Company and the Subsidiaries have not purchased, transferred or leased any real or personal property from or for the benefit of, paid any fee, commission, salary or bonus to or for the benefit of, any Related Party other than salaries and employee-related benefits or fees paid to employees or consultants in the Ordinary Course of Business of the Company and the Subsidiaries, and the Company and the Subsidiaries have not sold, transferred or leased any real or personal property to any Related Party.
IV.22
Financial Advisors. Except for the Braff Group, no Person has acted, directly or indirectly, as a broker, finder, agent or financial advisor for the Company, its Subsidiaries, or Seller in connection with the transactions contemplated by this Agreement (or any other acquisition, disposition, recapitalization or similar transaction), and no Person is entitled to any fee or commission or like payment in respect thereof for which the Company or any of its Subsidiaries, Purchaser or any of their respective Affiliates could become liable or obligated.
IV.23
Insurance. Each of the Company and its Subsidiaries has insurance policies in full force and effect for such amounts as are sufficient for all requirements of Law and all agreements to which the Company or any of its Subsidiaries is a party or by which it is bound, including professional liability policies covering Business Services provided by all applicable Business Employees. Set forth on Section 4.23 of the Disclosure Schedule is a true, complete and correct list of all insurance policies, binders, insurance contracts and all fidelity bonds held by or under which the Company and its Subsidiaries is a named insured (including all property and liability insurance, workers’ compensation, errors and omissions and cyber-network policies) and setting forth, in respect of each such policy, the policy name, policy number, carrier, term, named insured, type and amount of coverage, deductibles, limits of insurance, annual premium, and expiration date (the “Insurance Policies”). To the Seller’s Knowledge, the Insurance Policies are provided by financially solvent insurers. No event relating to the Company and the Subsidiaries has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such Insurance Policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. All premiums due and payable under all such Insurance Policies have been paid and all such Insurance Policies are in full force and effect in accordance with their terms as of the date hereof and during the five (5) years immediately preceding the date hereof (excluding insurance policies that have expired and been replaced in the Ordinary Course of Business. To the Knowledge of the Seller, no threat has been made to cancel any Insurance Policy of the Company and the Subsidiaries during such period. All such Insurance Policies will remain in full force and effect at Closing and all such Insurance Policies are assignable or transferable to the Purchaser. No event has occurred, including, without limitation, the failure by the Company and the Subsidiaries to give any notice or information or the Company and the Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company and the Subsidiaries under any Insurance Policies. The Company has not received any notice of default, cancellation or non-renewal with respect to any such Insurance Policies. The Company has not entered into any self-insuring agreement concerning their liabilities. Except as disclosed on Section 4.23 of the

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Disclosure Schedule, no pending claims made by or on behalf of the Company or any of its Subsidiaries under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer of the Company and its Subsidiaries. Section 4.23 of the Disclosure Schedule lists any insurance policy that is not considered finalized from a premium audit, retrospective premium adjustment or experienced-based liability perspective. No premium audit, retrospective premium adjustment or experienced-based liability adjustment is pending or due by the Company or any of its Subsidiaries that would reasonably be expected to result in a material retroactive upward adjustment in premium, liability or losses under the Insurance Policies. Section 4.23 of the Disclosure Schedule contains a true and complete list of all material current and open or known claims related to the Business under any of the policies listed in Section 4.23 of the Disclosure Schedule. The limits of insurance of the Insurance Policies have not been materially eroded by the payment of claims. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business of the Company and the Subsidiaries and are sufficient for compliance with all applicable Laws and Contracts to which the Company and its Subsidiaries are a party or by which it or their respective assets and properties are bound.
IV.24
Banks. Section 4.24 of the Disclosure Schedule contains a complete and correct list of the names and locations of all banks, savings institutions and other financial institutions in which the Company and the Subsidiaries have accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.
IV.25
Power of Attorney. Except as disclosed on Section 4.25 of the Disclosure Schedule, no person holds a power of attorney to act on behalf of Company and the Subsidiaries.
IV.26
COVID-19.
(a)
Except as disclosed in Section 4.26(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received, or issued, any written notice seeking (i) to excuse a non-performance or delay a performance under any Contract, due to interruptions caused by COVID-19 (through invocation of force majeure or similar provisions, or otherwise) or (ii) to modify any existing Contract due to COVID-19.
(b)
Section 4.26(b) of the Disclosure Schedule sets forth all COVID Relief Benefits received or requested by the Company, including any PPP Loans (together with any PRF Payments, Medicare Advanced Payments, additional or other COVID Relief Benefits received by the Company). The Company is in compliance in all material respects with the terms and conditions of the COVID Relief Benefits received and all related certifications, and all such related certifications were, when made, and are currently, true and correct in all material respects. Except as set forth on Section 4.26(b) of the Disclosure Schedule, the Company has used the proceeds of the COVID Relief Benefits only in compliance under the applicable Laws, and guidance promulgated under the CARES Act or other rulemaking with respect to the COVID Relief Benefits.
(c)
Except as set forth on Section 4.26(c) of the Disclosure Schedule, neither the Company or any of its Subsidiaries has applied for or received an acceleration of Medicare payments under the Accelerated & Advanced Payment Program (“Medicare Advanced Payments”) or received any payment with respect thereto.
(d)
Section 4.26(d) of the Disclosure Schedule sets forth all grants received by the Company and its Subsidiaries from the United States Department of Health and Human Services under the CARES Act Provider Relief Fund (the “PRF Payments”). Each such recipient was qualified to receive the PRF Payments. The Company has submitted all attestation documentation required, with respect to receipt and retention of the PRF Payments and has complied in all material respects with all applicable Laws with

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respect to the PRF Payments. Seller has provided Purchaser with copies of all materials supporting such compliance. Except as set forth on Section 4.26(d) of the Disclosure Schedule, the Company has not applied for any additional payments from the CARES Act Provider Relief Fund other than the PRF Payments already received.
(e)
Other than the COVID Relief Benefits disclosed above in this Section 4.26, the Company has not received any other loan, grant, or funding from any Governmental Body or any other third person as a result of, or in connection with, COVID-19
(f)
Section 4.26(f) of the Disclosure Schedule sets forth the total amount of Taxes of the Company, the payment of which has been deferred by the Company under the authority of Section 2302 of the CARES Act or IRS Notice 2020-65 (implementing President Trump’s August 8, 2020 Executive Memorandum allowing employers to defer the employee’s share of Social Security taxes) (the “Deferred Payroll Tax Liability”). Section 4.26(f) of the Disclosure Schedule shall be updated by the Company to reflect such amount as of the Closing.
(g)
None of the Company nor any of its Subsidiaries has not utilized the Employee Retention Tax Credit under the CARES Act to either offset tax deposits or receive an advance Tax refund.
(h)
Except as set forth on Section 4.26(h) of the Disclosure Schedule, none of the Company nor any of its Subsidiaries has not received any written complaints (i) about the Company or any of its Subsidiaries, reporting, or failing to report, to employees, contractors, patients, vendors, or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19 to the extent required by applicable Law, or (ii) alleging that the Company or any of its Subsidiaries failed to provide a safe working environment, appropriate equipment or accommodation in relation to COVID-19 as required by applicable Law.
I.2
Full Disclosure. This Agreement (including the Disclosure Schedule) does not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading. The Company and Seller, jointly and severally, have no Knowledge of any information or other fact that is or may become materially adverse to the Business, condition (financial or otherwise), assets, capitalization, Purchased Intellectual Property, Liabilities, operations, results of operations or financial performance of the Company and the Subsidiaries that has not been set forth in this Agreement or in the Disclosure Schedule.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller that:

V.1
Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate properties and carry on its business as currently conducted.
V.2
Authorization.

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(a)
The Purchaser has all requisite limited liability company right, power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement to which the Purchaser is or will be a party or to be executed by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Purchaser Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser, and no other organizational proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and the other Purchaser Documents by the Purchaser or to consummate the transactions contemplated hereby or thereby.
(b)
This Agreement has been, and each of the other Purchaser Documents will be at or prior to the Closing, duly and validly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
V.3
Conflicts; Consents of Third Parties. The execution and delivery by the Purchaser of this Agreement and of the other Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by the Purchaser with any of the provisions hereof or thereof will not (i) contravene, conflict with, or result in the breach of, any provision of the organizational documents of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound, or (iii) violate any statute, rule, regulation or Order of any Governmental Body by which the Purchaser is bound, except, in the case of clause (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement. No consent, waiver, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by the Purchaser with any of the provisions hereof or thereof.
V.4
Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.
V.5
Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder, agent or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof for which the Seller or any of its Affiliates could become liable or obligated.

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ARTICLE VI

COVENANTS
VI.1
Access to Information. From the date hereof until the earlier of the date of termination of this Agreement pursuant to Section 9.1 or the Closing Date (the “Interim Period”), Seller shall, and shall cause the Company and its Subsidiaries to (a) afford the Purchaser and its representatives reasonable access and the right to inspect all of the real property, assets, premises, Contracts and other documents and data related to the Company and its Subsidiaries, including the books and records of the Company and the Subsidiaries; and (b) make available to the Purchaser and its representatives such financial, tax, operating and other data and information related to the Company and the Subsidiaries as the Purchaser may reasonably request; provided, however, that any such access or furnishing of information shall be during normal business hours upon reasonable advance notice and in such a manner as not to interfere in any significant manner with the normal operations of the Company. Notwithstanding anything herein to the contrary (i) no such investigation or examination shall be permitted to the extent that it would require the Company or the Seller to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or the Seller are bound; provided, that in each such case the applicable Company and its Subsidiaries shall reasonably cooperate with Purchaser to enable Purchaser and its representatives to enter into appropriate confidentiality, joint defense or similar arrangements so that the Purchaser and its representatives may have reasonable access to such information, and (ii) the Purchaser shall not contact any suppliers to, or patients/clients/customers or employees of, the Company and the Subsidiaries without the prior written consent of the Seller (which may not be unreasonably withheld, delayed or conditioned).
VI.2
Conduct of the Business Pending the Closing. Except (A) as set forth on Section 6.2 of the Disclosure Schedule, (B) as required by applicable Law, (C) as otherwise contemplated by this Agreement, or (D) with the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned):
(a)
the Company shall and shall cause each of the Subsidiaries to, from the date hereof prior to the Closing to:
(i)
conduct its respective businesses in the Ordinary Course of Business (including the maintenance of all records) and in compliance, in all material respects, with all applicable Laws;
(ii)
use commercially reasonable efforts to maintain and preserve intact the rights, Permits, present operations and goodwill of the Business;
(iii)
confer with Purchaser prior to implementing operation decisions of a material nature;
(iv)
report to Purchaser at such times as Purchaser may reasonably request concerning the status of the Company and the Subsidiaries;
(v)
maintain the assets owned or used by the Business in a state of repair and conditions that complies with the applicable Contracts of the Company and Subsidiaries, and is consistent with the requirements and normal conduct of the Company;
(vi)
perform in all material respects all of the Company’s and its Subsidiaries obligations under the Material Contracts; and

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(vii)
continue in full force and effect all insurance coverage of the Company and the Subsidiaries.
(b)
The Company shall not and shall ensure that each of its Subsidiaries do not, from the date hereof prior to the Closing, do any of the following:
(i)
amend or restate any of its organizational documents;
(ii)
declare, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (or other equity interest) of the Company;
(iii)
repurchase, redeem or acquire any outstanding shares of capital stock (or other equity interest) or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;
(iv)
split, issue, or authorize the issuance of any shares of capital stock (or other equity interest) or other securities of, or other ownership interest in, the Company or any of its Subsidiaries, or authorize;
(v)
other than as set forth in Section 4.9(b)(iii) of Disclosure Schedule, award or pay any bonuses to any directors, officers, employees, independent contractors, agents or representatives of the Company or any of its Subsidiaries;
(vi)
except for employment agreements with key personnel (on the direction of Purchaser and on terms approved by Purchaser), enter into any employment, consulting, deferred compensation, severance or similar agreement (or amend any such agreement) or agree to increase the compensation or benefits payable or to become payable by it to any directors, officers, employees, independent contractors, consultants, agents or representatives of the Company or any of its Subsidiaries, or agree to increase the coverage or benefits available under the Company Benefit Plan;
(vii)
except as set forth in the Disclosure Schedule, engage in any action regarding the payment of any compensation, including but not limited to bonus, expenses or other current liabilities that has or would reasonably be expected to have the effect of delaying or deferring any payments currently owed by the Company or the Subsidiaries to post Closing periods;
(viii)
change the management or other key personnel of the Company or any of its Subsidiaries;
(ix)
adopt, amend or terminate any Company Benefit Plan other than as required by applicable law;
(x)
change its accounting or Tax reporting principles, methods or policies, or make any material amendment to any material Tax return, fail to file any Tax return when due, or surrender any right to claim a material refund of Taxes;
(xi)
make or rescind any election relating to Taxes, settle or compromise any claim relating to Taxes;
(xii)
enter into any collective bargaining agreement or other Contract with any labor union or labor organization

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(xiii)
fail to promptly pay and discharge current Liabilities except where disputed in good faith by appropriate proceedings;
(xiv)
make any loans, advances or capital contributions to, or investments in, any Person or pay any fees or expenses to any director, officer, partner, stockholder or Affiliate;
(xv)
mortgage, pledge or subject to any Lien any of its assets, properties or rights relating to the Business;
(xvi)
terminate, enter into, amend or extend any Material Contract;
(xvii)
make or commit to make any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;
(xviii)
issue, create, incur, assume or guarantee any Indebtedness (other than existing Indebtedness);
(xix)
institute or settle or agree to settle any pending or threatened Legal Proceeding without Purchaser’s consent; or
(xx)
agree, commit, arrange or enter into any agreement to do any of the foregoing.
VI.3
Exclusive Dealing. Until this Agreement shall have been terminated pursuant to Article IX, Seller shall not, Seller shall cause the Company to not authorize or permit any of their Affiliates (including the Company and its Subsidiaries) or any of its or their representatives to, directly or indirectly, solicit, initiate, encourage, facilitate, entertain or continue any inquires or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposal any Person (other than Purchaser) relating to any business combination transaction involving the Company, however structured, including the sale of the Business or assets of any merger, consolidation or similar transaction or arrangement The Seller shall immediately cease and cause to be terminated and shall cause their Affiliates (including the Company and its Subsidiaries) and all of their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal. The Seller shall notify Purchaser of any such inquiry or proposal within 24 hours of receipt thereof by any Seller, the Company, or any of their respective representatives.
VI.4
Notice. Prior to the Closing Date, Seller shall promptly provide notice to Purchaser of any fact or circumstance that could make the satisfaction of any condition of Article VIII impossible or unlikely. No such notice will be deemed to have cured any breach of any covenant or affect any right or remedy of Purchaser under this Agreement.
VI.5
Further Assurances. Except as provided in Section 6.8 with respect to HSR Act matters, each of the Seller, the Company, and the Purchaser shall take all actions to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in responding to inquiries from, and making presentations to, any Governmental Body and (ii) defending against and responding to any Legal Proceeding challenging or relating to this Agreement, or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed.

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VI.6
Confidentiality.
(a)
From the date hereof, and for five (5) years after the Closing Date, except in furtherance of the transaction described in this Agreement and as necessary in the Ordinary Course of Business, (i) the Seller shall not, and shall cause its Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person (other than authorized officers, directors and employees of the Purchaser or the Company) or use or otherwise exploit for its own benefit or for the benefit of anyone other than Purchaser or the Company, any Confidential Information relating to the Company or the Subsidiaries, and (ii) the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person (other than authorized agents of the Seller) or use or otherwise exploit for its own benefit or for the benefit of anyone other than Seller, any Confidential Information relating to the Seller; provided, however, that in the event disclosure of any Confidential Information is required by applicable Law in either clause (i) or (ii) above, the receiving party of such Confidential Information shall, to the extent reasonably possible, provide to the disclosing party with prompt notice of such requirement prior to making any disclosure so that the disclosing party may seek an appropriate protective order.
(b)
For purposes of this Section 6.6, “Confidential Information” shall mean any confidential information with respect to any disclosing party, including, methods of operation, patients/clients/customers, patient/client/customer lists, products, prices, fees, costs, inventions, know-how, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters; provided, however, that the term “Confidential Information” does not include, and there shall be no obligation of any receiving party hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.
VI.7
Tail Policies. The Seller agrees at Seller’s own cost to purchase and maintain the Tail Policies with respect to any claim which relates or is attributable to acts and omissions that occurred or might have occurred on or prior to the Closing Date.
VI.8
Hart-Scott-Rodino Act. The Seller, the Company and Purchaser have, prior to the execution by all parties of this Agreement, caused to be completed and filed with the FTC and the DOJ those notifications and reports required to be filed under the HSR Act with respect to the transactions contemplated herein and in the other Transaction Documents. The transaction will not close until the expiration or earlier termination of any applicable waiting periods, along with any extensions thereof (“HSR Clearance”). Promptly following the execution of this Agreement, but in no event later than ten (10) Business Days following the date of this Agreement, the parties shall make all non-HSR Act filings required by applicable Law to be made by them in order to consummate the transactions contemplated by the Transaction Documents and the documents related thereto. In addition, Purchaser and the Company shall promptly proceed to prepare and file with the appropriate Governmental Bodies such additional requests, reports or notifications as may be required or, in the reasonable opinion of the Purchaser and the Company, advisable, in connection with this Agreement. With respect to each of the above HSR Act filings, the parties shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters including subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with any such filing or any proposed written communication with any Governmental Body and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Body and any other information supplied by such party and such party’s Affiliates to a Governmental Body or received from such a Governmental Body in connection with the transactions contemplated by this Agreement; provided, however, that (a) materials may be redacted before being provided to the other party to remove (x) references concerning the valuation

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of the Company and its Subsidiaries, and (y) individual customer pricing information, as necessary to comply with contractual arrangements, and as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns, and copies of documents filed by a party hereto pursuant to Item 4(c) of the Notification and Report Form filed with the FTC and the DOJ shall not be required to be provided to any other party hereto. Each of Purchaser and the Company shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filing or submission. Purchaser and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. In the event an investigation or suit is threatened or instituted challenging the transactions contemplated hereby as violative of the HSR Act, the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended or any other federal, state or foreign law or regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of foreign ownership, monopolization or restraint of trade (collectively, “Antitrust Laws”), Purchaser and the Company shall take all commercially reasonable action as may be required to avoid the filing of, or resist or resolve, such investigation or suit. Notwithstanding anything herein to the contrary, neither the Company nor Purchaser shall be required to take any action with respect to satisfying any Antitrust Laws which would bind either the Company or Purchaser irrespective of whether the Closing occurs. From the date hereof through the date of termination of the required waiting period under the HSR Act, neither Purchaser nor the Company shall, and shall cause their respective Affiliates not to, take any action that could reasonably be expected to hinder or delay the obtaining of clearance or the expiration of the required waiting period under the HSR Act or any other applicable Antitrust Law.
VI.9
Release As of the Closing, each of Seller, B Berger and T Steinfeld-Berger (each, a “Releasing Person”) hereby releases and forever discharges each of the Purchaser, the Company and its Subsidiaries, and their respective Affiliates (each, a “Purchaser Released Person”), from all debts, demands, Legal Proceedings, covenants, torts, damages and all defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at Law and in equity, known or unknown, accrued or unaccrued, that have been or could have been asserted against any Purchaser Released Person, which any Releasing Person has or ever had, that arises out of or in any way relates to events, circumstances or actions occurring, existing or taken prior to or as of the Closing but only in respect of matters relating to the Company and its Subsidiaries, including contribution rights, subrogation rights, indemnification rights, rights to advancement of expenses or similar privileges as an employee, officer, director or shareholder of, or on behalf of, the Company and its Subsidiaries, pursuant to the Company’s and any of its Subsidiaries’ organizational documents; provided, however, nothing in this Section 6.9 shall, in any manner, release or discharge any Purchaser Released Person with respect to any liabilities, duties or obligations of such Purchaser Released Person (a) arising under this Agreement (including any obligations of Purchaser arising under or related to Section 7.8 and Section 10.2(b) of this Agreement), or (b) involving any claim that may not be waived as a matter of Law.

Each Releasing Person:

(a)
represents and warrants that it is fully aware of the provisions of California Civil Code § 1542, which provides as follows: “A general release does not extend to claims THAT the creditor OR RELEASING PARTY does not know or suspect to exist in his or her favor at the time of executing the release AND THAT, if known by him or her, WOULD have materially affected his or her settlement with the debtor OR RELEASED PARTY.”
(b)
expressly and intentionally waives and relinquishes all rights and benefits that the Releasing Persons, as applicable, may have under applicable Law, including any state Law (including the

ACTIVE 60565173v3

above referenced California Civil Code § 1542) or any common Law principles limiting waivers of unknown claims;
(c)
understands that the facts and circumstances under which such party gives this release and discharge of the Purchaser Released Persons, as applicable (subject to the provisos in Section 6.9), may hereafter prove to be different than now known or believed to be true by such party; and
(d)
accepts and assumes the risk thereof and agrees that the Releasing Persons’ release and discharge of the Purchaser Released Persons, with respect to the matters described in this Section 6.9 (subject to the provisos in Sections 6.9) shall remain effective in all respects and not be subject to termination, rescission or modification by reason of any such difference in facts and circumstances.
ARTICLE VII

POST-CLOSING COVENANTS
I.1
Access to Information. Following the Closing, to the extent the Purchaser reasonably requests, the Seller shall provide the Purchaser and its representatives with access to any books and records in Seller’s possession concerning periods prior to the Closing. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or the Seller Documents.
I.2
Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties.
(a)
Following the Closing, each of the Purchaser and the Seller shall use their commercially reasonable efforts to take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement. To the extent the parties determine after the Closing that any of the assets used in the Business are held by any Affiliate of the Seller (other than Company and the Subsidiaries), then the Seller shall promptly notify the Purchaser of such assets and shall cause the owner of such assets to transfer such assets to the Company without additional consideration and, upon request, to execute and deliver a bill of sale or such other instruments of transfer evidencing such transfer.
(b)
From time to time following the Closing, Seller and the Purchaser shall, and shall cause the Company or their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Purchaser under this Agreement and to otherwise make effective the transactions contemplated hereby and thereby.
(c)
To the extent required by the United States Department of Health and Human Services (“HHS”) following the Closing, the Seller and Purchaser each covenant and agree (i) to cooperate as reasonably requested by the other Party with respect to any reporting required by HHS or confirming eligibility to retain or use the PRF Payments as required by HHS; and (ii) to use commercially reasonable efforts not to take any action that may negatively impact the Company or its Subsidiaries entitlement and eligibility to retain or use the PRF Payments in accordance with the permitted purposes. In no event shall Purchaser be liable to the Seller with respect to all or any portion of the PRF Payments that are disallowed with respect to the utilization of such funds prior to the Closing Date. The Seller shall be responsible for and shall promptly reimburse the Company for any expenses incurred by Purchaser in connection with the PRF Payments including the cost of the single audit to be completed post-Closing.

ACTIVE 60565173v3

I.3
Cooperation and Proceedings; Access to Records. After the Closing, (i) Seller shall cooperate with Purchaser and its counsel and make itself and its representatives available to Purchaser, the Company and any of its Subsidiaries in connection with the institution or defense of any Legal Proceeding, whether existing, threatened, or anticipated, involving or relating to the operation of the Business prior to the Closing, the contemplated transactions, the Seller, the Company or any Subsidiary, including providing testimony, records, and other information; and (ii) Seller shall remain responsible and shall promptly reimburse Purchaser for any Losses resulting from the litigation matters set forth on Section 4.17(a) of the Disclosure Schedule (“Identified Legal Proceedings”). In connection with the Identified Legal Proceedings, Purchaser agrees to allow Seller to direct the defense and/or settlement of the same in accordance with the indemnification procedures set forth in Section 10.4, and permit Steve Davidson and Millette Arredondo (Business Employees) to provide testimony and otherwise cooperate with Seller to achieve resolution of such Identified Legal Proceedings.
I.4
Preservation of Records. The Seller and the Purchaser agree that each of them shall preserve and keep the records held by them relating to the Business for a period of five (5) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of the Company and any of its Subsidiaries, Seller or the Purchaser or any of its Affiliates or in order to enable the Seller or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Seller or the Purchaser wishes to destroy (or permit to be destroyed) such records after that time, such party shall first give thirty (30) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that thirty (30) day period, to take possession of the records within sixty (60) days after the date of such notice. For the avoidance of doubt, the parties acknowledge that as of the Closing all of the books and records of the Company and any of its Subsidiaries shall remain the property of the Company and its Subsidiaries, as applicable, and nothing in Section 7.1 – Section 7.4 is intended to give Seller any rights therein. The Seller will promptly deliver to the Purchaser as Closing all of the originals of such books and records.
I.5
Business Relationships.
(a)
After the Closing, Seller shall cooperate with Purchaser and the Company in their efforts to continue and maintain for the benefit of Purchaser and the Company those business relationships of the Company and the Subsidiaries relating to the Business, including relationships with any patients/clients/customers, referral sources, suppliers, licensors, licensees, lessors, employees, regulatory authorities, and others. The Seller shall refer to Purchaser and the Company all inquiries and communications received by Seller relating to the Company, a Subsidiary or the Business after the Closing.
(b)
After the Closing, no Seller shall take any action, either directly or indirectly, that could diminish the value of the Company or interfere with the Business.
I.6
Retention of Employees. Purchaser shall retain all Business Employees as of the Closing Date. Purchaser shall recognize and honor the tenure attained by each such Business Employee for purposes of eligibility, vesting and level of benefits under any employee benefit plans sponsored or maintained by Purchaser or its Affiliates (including the Company following the Closing Date) (subject to the terms of such plans), but excluding benefit accrual under any defined benefit pension plan, any equity or equity-based compensation plan and any such credit that would result in a duplication of benefits. Should the services of any such Business Employee be terminated post-Closing, Purchaser agrees that any post-closing severance will be subject to Purchaser’s prevailing severance policy. Notwithstanding the foregoing, nothing herein, expressed or implied, shall be construed to create any third-party beneficiary rights in any

ACTIVE 60565173v3

employee, or any right of any employee to employment or continued employment or service for any specified period or to a particular term or condition of employment, and no provision of this Section 7.6 shall preclude or limit the ability of Purchaser to terminate the employment or service of any Business Employee at any time or amend the terms or conditions of employment or service of any Business Employee.
I.7
Pre-Closing Privileged Communications. Any privilege attaching as a result of Seller’s counsel, Yong Gruber Associates, LLP (“Seller’s Counsel”), representing Seller, the Company and the Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the Closing and shall remain in effect; provided that such privilege shall be assigned to and controlled by B Berger (or his legal representative in the event of his death). In furtherance of the foregoing sentence, each of the parties hereto agrees to take the steps necessary to ensure that any privilege attaching as a result of Seller’s Counsel representing Seller, the Company and the Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the Closing, remain in effect and be assigned to and controlled by B Berger. As to any privileged attorney client communications between Seller’s Counsel and any of Seller, the Company or the Subsidiaries prior to the Closing Date (collectively, the “Privileged Communications”), Purchaser, together with any of its Affiliates, successors or assigns (including, after the Closing, the Company and the Subsidiaries) agree that no such party may use or rely on any of the Privileged Communications in any action or claim against or involving any of the parties hereto after the Closing. Purchaser, together with any of its Affiliates, successors or assigns (including, after the Closing, the Company and the Subsidiaries) further agree not to assert that the privilege has been waived as to the Privileged Communications that may be located in the records or email server(s) (or in the knowledge of the officers and employees) of the Company or the Subsidiaries. Notwithstanding the foregoing, in the event a dispute arises between Purchaser, the Company or any Subsidiary on the one hand and a Person other than Seller, B Berger and T Steinberg-Berger on the other hand after the Closing, the Company or such Subsidiary may assert the attorney-client privilege to prevent disclosure of confidential communications by Seller’s Counsel to such Person; provided, however, that the Company or such Subsidiary may not waive such privilege without the prior written consent of B Berger (or his legal representative in the event of his death or disability). In the event that Purchaser or any of its Affiliates (including Company or any of its Subsidiaries) is required by a Governmental Body to access or obtain a copy of all or a portion of the Privileged Communications, to the extent permitted by applicable Law, then Purchaser shall notify B Berger (or his legal representative in the event of his death or disability) in writing so that B Berger (or his legal representative in the event of his death or disability) can seek a protective order. Notwithstanding anything in this Section 7.7 to the contrary, in any such case, the parties hereto shall reasonably cooperate to seek to provide for access in a manner that does not violate any such privilege or applicable Law.
I.8
Purchaser Indemnity in favor of B Berger. Purchaser acknowledges that B Berger is contractually obligated to perform (as guarantor or as co-tenant) under the leases for certain of the Leased Real Property, specifically leases (the “Subject Leases”) for the offices located in Costa Mesa, Upland and Pasadena which are currently occupied solely by the Company and the Subsidiaries. Purchaser agrees that it shall cause the Company and the Subsidiaries to perform fully all their obligations under the Subject Leases (including the timely payment of rent) as they fall due, for the remainder of the term of the Subject Leases. Further, Purchaser will ensure that the Company and the Subsidiaries do not renew any of the Subject Leases without first removing B Berger as a guarantor or co-tenant (as the case may be). Purchaser shall keep B Berger whole and fully indemnified against any Losses that might arise from the failure by the Company and the Subsidiaries to perform under the terms of the Subject Leases after the Closing Date.
I.9
Release of Funds by Workers Comp Carrier. Purchaser and Seller acknowledge that Crum & Forster (“C&F”), the workers compensation insurance carrier, has issued a policy covering the workers compensation liabilities of the Company and the Subsidiaries (the “WC Policy”). Seller shall pay

ACTIVE 60565173v3

C&F a fixed sum to buy out the WC Policy at the Closing. Once all claims under the WC Policy have been finalized, C&F will be releasing the balance of funds held in reserve to the Company and the Subsidiaries. Purchaser acknowledges that all such released funds shall belong to Seller, and agrees to notify promptly Seller of such release, and transfer (or cause to be transferred) all such funds to Seller upon receipt from C&F.
I.10
Calculation of Average EOR Hours. Purchaser agrees that, in determining the Average EOR Hours required under Section 3.4 of this Agreement, Purchaser will cause the Company and the Subsidiaries to require employee time card submissions, and prepare and submit bills for the EOR hours, all in a timely manner consistent with past practices.

ARTICLE VIII

CONDITIONS TO CLOSING
VIII.1
Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part in its sole discretion):
(a)
Representations and Warranties. The representations and warranties of the Seller contained in Article IV that are true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects, on and as of such earlier date);
(b)
Performance of Covenants. Each of the Company and the Seller shall have performed and complied in all respects with all covenants and agreements required in this Agreement to be performed or complied with by each of them at or prior to the Closing Date;
(c)
Hart-Scott-Rodino Act Compliance. HSR Clearance has been obtained or achieved;
(d)
No Orders. There shall not be in effect any Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;
(e)
No Material Adverse Effect. After the date of this Agreement, no event shall have occurred and be in existence and continuing as of the Closing Date that, singularly or in the aggregate, has had a Material Adverse Effect;
(f)
Non-Competition Agreements. The Seller shall have delivered to the Purchaser a counterpart of the non-competition agreement in the form of Exhibit A hereto duly executed by Seller, B Berger and T Steinfeld-Berger;
(g)
Certificates for the Shares. The Seller shall have delivered, or caused to be delivered, to the Purchaser the certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers in form and substance reasonably acceptable to Purchaser;
(h)
Escrow Agreement. The Seller shall have delivered to the Purchaser a counterpart of the Escrow Agreement in the form of Exhibit B, duly executed by the Seller and the Escrow Agent;

ACTIVE 60565173v3

(i)
Officers Certificate. The Seller shall have delivered to the Purchaser a certificate executed by an officer of the Company confirming (i) the accuracy of its representations and warranties as of the date hereof and as of the Closing Date as set forth in Section 8.1(a); (ii) the performance of and compliance with its covenants, and obligations to be performed or complied with at or prior to the Closing Date, as set forth in Section 8.1(b); and (iii) that Cash sufficient to cover outstanding checks is in the Company’s accounts as of the Closing Date and is available for immediate use.
(j)
Secretary Certificate. The Seller shall have delivered to the Purchaser a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other Sellers Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, (ii) the names and signatures of the officers of the Company authorized to sign this Agreement, the Seller Documents and the other documents to be delivered hereunder and thereunder, and (iii) that attached thereto are copies of the certificate of incorporation, bylaws and good standing certificate of the Company;
(k)
Form W-9. The Seller shall have delivered to the Purchaser a duly completed and executed IRS Form W-9, in form and substance reasonably acceptable to the Purchaser;
(l)
Release of Liens; Cancellation of Credit Facilities. The Seller shall have delivered a letter from Mission Valley Bank in form reasonably acceptable to Purchaser confirming that (i) all UCC-1 and other Liens on the assets of the Company and the Subsidiaries have been released, (ii) the outstanding letter of credit issued by Zions Bankcorporation, N.A. at request of Mission Valley Bank (as security for the WC Policy) has been cash collateralized or cancelled, and (iii) there are no outstanding balances or other amounts owed by the Company and its Subsidiaries to such Banks;
(m)
Required Consents. The Seller shall have delivered to the Purchaser copies of all consents from any Governmental Body or any Person as listed on Section 4.3(b) of the Disclosure Schedule in each case in a form and substance reasonably satisfactory to the Purchaser and its counsel;
(n)
Tail Policies. The Seller shall have delivered to the Purchaser evidence that the Company has procured each Tail Policy, to be purchased and bound upon payment of the premiums out of the Escrow Account at the Closing;
(o)
Resignations. The Seller shall have delivered to the Purchaser resignations in writing (effective as of the Closing Date) of all officers, managers and directors of each Company and its Subsidiaries and, to the extent Purchaser requests prior to the Closing, any managers, directors and officers appointed or designated by the Company or any of its Subsidiary to a board or governing body of another entity;
(p)
Termination of Braff Engagement. The Seller shall have delivered to the Purchaser evidence, reasonably acceptable to Purchaser, of the assignment to Seller of the engagement letter between the Company and The Braff Group with respect to all fees, expenses and compensation payable as of the Closing (and any other liabilities that may be payable post-closing);
(q)
Termination of Employees with Excluded Status. The Seller shall have delivered to the Purchaser evidence that each Company and its Subsidiaries has terminated any employee or contractor, including ARC division caregivers, who has Excluded Status identified by Purchaser; and

ACTIVE 60565173v3

(r)
Other Documents. The Seller shall have delivered to the Purchaser such other documents or instruments as the Purchaser or its counsel shall reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.
VIII.2
Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part in their sole discretion):
(a)
Representations and Warranties. The representations and warranties of the Purchaser set forth in Article V that are true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date);
(b)
Performance of Covenants. The Purchaser shall have performed and complied in all material respects with all covenants, and agreements required in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date;
(c)
Hart-Scott Rodino Act Compliance. HSR Clearance has been obtained or achieved;
(d)
No Orders. There shall not be in effect any Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;
(e)
Escrow Agreement. The Purchaser shall have delivered to the Seller, a counterpart of the Escrow Agreement in the form of Exhibit B, duly executed by the Purchaser and the Escrow Agent;

(f) Non-Competition Agreements. The Purchaser shall have delivered to the Purchaser a counterpart of the non-competition agreement in the form of Exhibit A hereto duly executed by Seller, B Berger and T Steinfeld-Berger;

(f)
Officers Certificate. The Purchaser shall have delivered to the Seller a certificate executed by an officer of the Purchaser confirming (i) the accuracy of its representations and warranties as of the date hereof and as of the Closing Date as set forth in Section 8.2(a) and (ii) the performance of and compliance with its covenants, and obligations to be performed or complied with at or prior to the Closing Date as set forth in Section 8.2(b).
(g)
Secretary Certificate. The Purchaser shall have delivered to the Seller a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of managers, board of directors or other similar governing body of Purchaser authorizing the execution, delivery and performance of this Agreement and the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, (ii) the names and signatures of the officers of Purchaser authorized to sign this Agreement, the Purchaser Documents and the other documents to be delivered hereunder and thereunder, and (iii) that attached thereto are copies of the articles or organization, operating agreement and good standing certificate of Purchaser;
(h)
Payment into Escrow. The Purchaser shall have paid the Estimated Purchase Price, plus the Average EOR Hours Escrow Amount into the Escrow Account; and

ACTIVE 60565173v3

(i)
Other Documents. The Purchaser shall have delivered to the Seller such other documents or instruments as the Seller or its counsel shall reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.
ARTICLE IX

TERMINATION
IX.1
Termination. Subject to Section 9.2, by notice given prior to or at the Closing, this Agreement may be terminated as follows:
(a)
by mutual consent of the Purchaser and Seller;
(b)
by Purchaser, by written notice to the Seller, if a material breach of, or failure to perform, any of Seller’s or Company’s respective representations, warranties, covenants or other agreements contained in this Agreement has been committed by Seller or the Company and such breach or failure to perform has given, or would give, rise to the failure of any condition set forth in Section 8.1 and is not waived in writing by the Purchaser; provided, however, that any such condition relating to a breach or a failure to perform a representation, warranty, covenant or other agreement prior to the Closing Date shall be a cause for termination of this Agreement only if such breach or failure cannot be or has not been cured within fifteen (15) days after the giving of written notice of such breach or failure to the Seller, such notice to be given promptly after Purchaser becomes aware of such breach or failure, provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) will not be available to Purchaser if Purchaser is then in breach of this Agreement and such breach would give rise to the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b);
(c)
by Seller, by written notice to Purchaser if a material breach of, or failure to perform, any of Purchaser’s respective representations, warranties, covenants or other agreements contained in this Agreement has been committed by Purchaser and such breach or failure to perform has given, or would give, rise to the failure of any condition set forth in Section 8.2 and is not waived in writing by the Seller; provided, however, that any such condition relating to a breach or a failure to perform a representation, warranty, covenant or other agreement prior to the Closing Date shall be a cause for termination of this Agreement only if such breach or failure cannot be or has not been cured within fifteen (15) days after the giving of written notice of such breach or failure to Purchaser, such notice to be given promptly after Seller becomes aware of such breach or failure, provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) will not be available to Seller if Seller or the Company is then in breach of this Agreement and such breach would give rise to the failure of any of the conditions set forth in Section 8.1(a) or Section 8.1(b);
(d)
by Purchaser if the Closing has not occurred on or before the End Date, unless Purchaser is in material breach of its representations, warranties, or obligations under this Agreement in any manner that would give rise to the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) or has resulted in the failure to consummate the Closing by such date;
(e)
by Seller if the Closing has not occurred on or before the End Date, unless Seller is in material breach of its representations, warranties, or obligations under this Agreement in any manner that would give rise to the failure of any of the conditions set forth in Section 8.1(a) or Section 8.1(b) or has resulted in the failure to consummate the Closing by such date; or
IX.2
Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other right it may have under this Agreement or otherwise and the exercise of a party’s right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to

ACTIVE 60565173v3

Section 9.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 9 and Article XII will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any breach of this Agreement prior to termination or for Fraud.
ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
X.1
Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles IV and V of this Agreement shall survive the Closing for the duration specified below (in each case, the “Survival Period”); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 10.4(a)) before the termination of the applicable Survival Period in which event such claim shall survive, and the applicable Survival Period, shall not expire with respect to any such claim, until finally resolved in accordance with this Agreement:
(a)
The following Seller representations and warranties (the “Fundamental Representations”) shall have a Survival Period from the Closing until the date that is thirty (30) days after the expiration of the applicable statute of limitations, in each case giving effect to any waiver, mitigation, tolling or extension thereof and subject to the proviso in Section 10.1:
(i)
Section 4.1 (Organization and Good Standing),
(ii)
Section 4.2 (Authorization; Due Execution),
(iii)
Section 4.5 (Outstanding Shares; No Restrictions),
(iv)
Section 4.8 (Condition and Sufficiency of Assets),
(v)
Section 4.10 (Taxes),
(vi)
Section 4.14 (Tangible Personal Property),
(vii)
Section 4.22 (Financial Advisors), and
(viii)
Section 4.26 (COVID-19).
(b)
The following Seller representations and warranties (the “Special Representations”) shall have a Survival Period of 48 months from the Closing, in each case subject to the proviso in Section 10.1:
(i)
Section 4.11 (Business Employees),
(ii)
Section 4.12 (Company Benefit Plans); and
(iii)
Section 4.18 (Compliance with Laws; Permits).

ACTIVE 60565173v3

(c)
All other Seller representations and warranties in this Agreement, excluding those referenced in paragraphs (a) and (b) above (the “Routine Representations”) shall have a Survival Period of 18 months from the Closing, in each case subject to the proviso in Section 10.1.
(d)
The (i) representations and warranties of the Purchaser shall have a Survival Period of eighteen (18) months and (ii) covenants and agreements of the Purchaser contained in this Agreement, and covenants and agreements of the Seller (which, for the sake of clarity, shall exclude the representations and warranties set forth in paragraphs (a), (b) and (c) above) required to be performed at or following the Closing shall survive the execution and delivery of this Agreement and the Closing in accordance with their respective terms. Covenants and agreements required to be performed prior to Closing shall have a Survival Period of two (2) years from the Closing unless explicitly specified otherwise therein.

Subject to the provisions of this Section 10.1, the parties acknowledge and agree that the Survival Periods set forth in this Section 10.1 and the limitation on the parties’ right to make claims for recovery of Losses in connection therewith are in lieu of all applicable statutes of limitations.

X.2
Indemnification.
(a)
Subject to Section 10.1 and Section 10.3, from and after the Closing, the Seller shall indemnify, defend and hold the Purchaser, the Company and its Subsidiaries and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors, heirs, and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against and in respect of any and all Losses, based upon, attributable to, or resulting from:
(i)
any inaccuracy in or breach of the representations and warranties made by the Seller or the Company set forth in this Agreement or in any Seller Document;
(ii)
any breach of, or failure to perform, any covenant or other agreement on the part of the Seller or the Company under this Agreement or any Seller Document; and
(iii)
any Indemnified Taxes, solely to the extent not otherwise indemnified for under clause (i) above or otherwise included in the calculation of the Purchase Price.
(b)
Subject to Sections 10.1 and 10.3, from and after the Closing the Purchaser hereby agrees to indemnify, defend and hold the Seller, B Berger, their agents, attorneys, representatives, successors, heirs, and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses, based upon, attributable to or resulting from:
(i)
any inaccuracy in or breach of any representation or warranty of the Purchaser set forth in this Agreement or in any Purchaser Document; and
(ii)
any breach of, or failure to perform, any covenant or other agreement on the part of the Purchaser under this Agreement or any Purchaser Document.
X.3
Limitations on Indemnification for Breaches of Representations and Warranties.
(a)
The Seller shall have no liability under Section 10.2(a)(i) hereof for breach of a Routine Representation unless and until the aggregate amount of Losses to the Purchaser Indemnified Parties finally determined to arise thereunder based upon, attributable to or resulting from the inaccuracy of or the breach of any such Routine Representations exceeds Nine Hundred Thousand Dollars ($900,000.00) (the “Basket”) and, in the event aggregate Losses exceed the amount of the Basket, the Seller

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shall be required to pay the excess amount of such Losses up to the amount remaining in the Indemnification Escrow Fund to the applicable Purchaser Indemnified Parties. Following the Seller’s payment out of the Indemnification Escrow Fund of such excess amount up to the balance remaining in the Indemnification Escrow Fund, the Seller shall have no obligation to satisfy any claim by, or Losses incurred by, any Purchaser Indemnified Party under Sections 10.2(a)(i) with respect to Routine Representations. The Basket shall not be applicable with respect to (i) Losses resulting from a breach of any Fundamental Representation, or (ii) Losses resulting from a breach of any Special Representation.
(b)
If Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 10.2(a)(i) as a result of a breach of the Special Representations (i) first the Purchaser Indemnified Parties shall seek recovery from the Indemnification Escrow Fund and (ii) thereafter the Purchaser Indemnified Parties shall seek recovery from the Seller; provided the Seller’s maximum aggregate liability for any Losses under Section 10.2(a)(i) hereof for breach of Special Representations shall not exceed twenty-five percent (25%) of the Total Purchase Price.
(c)
If Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 10.2(a)(i) as a result of a breach of the Fundamental Representations (i) first the Purchaser Indemnified Parties shall seek recovery from the Indemnification Escrow Fund and (ii) thereafter the Purchaser Indemnified Parties shall seek recovery from the Seller; provided the Seller’s maximum aggregate liability for any Losses under Section 10.2(a)(i) hereof for breach of Fundamental Representations shall not exceed the Total Purchase Price.
(d)
Notwithstanding any provision to the contrary in this Agreement, the Seller’s maximum aggregate liability for any Losses under this Article X shall not exceed the Total Purchase Price.
(e)
For purposes of this Article X, any calculation of the amount of any Losses arising from any breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.
X.4
Indemnification Procedures.
(a)
Third Party Claims. In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person (not a party to this Agreement or an Affiliate thereof) in respect of which indemnification may be sought under Section 10.2 hereof (regardless of the limitations set forth in Section 10.3) (“Indemnification Claim”), the indemnified party shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The Indemnification Claim notice shall specify in reasonable detail the specific nature of the Indemnification Claim and, if known, the estimated amount of such Losses. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder; provided, further, that if the indemnifying party is the Seller, then such indemnifying party shall not have the right to defend or direct the defense of any such Indemnification Claim that (1) is asserted directly by or on behalf of a Person that is a Governmental Body (including a Tax Contest governed by Article 11 or with respect to a material Permit), healthcare service plan, other payor, vendor, supplier or customer of the Business, (2) seeks an injunction or other equitable or non-monetary relief against the indemnified party, (3) involves a claim which would be materially detrimental to or materially injure the indemnified party’s reputation, employees, customers, payors or other material business relations, (4) involves a claim which,

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upon petition by the indemnified party, the appropriate court rules that the indemnifying party failed or is failing to vigorously prosecute or defend, (5) involves criminal allegations against the indemnified party, (6) seeks Losses reasonably likely to be in excess of the indemnifying party’s cap on liability for Losses arising in connection therewith, or (7) is one in which the indemnifying party (or if Seller is the indemnifying party, B Berger or T Steinfeld Berger) is also a party and joint representation would be, as determined in good faith by the indemnified party’s counsel, inappropriate due to conflicts of interest or that there may be legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party (i) elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, (ii) fails to notify the indemnified party of its election as herein provided, (iii) contests its obligation to indemnify, in whole or in part, the indemnified party for such Losses under this Agreement, or (iv) fails to diligently prosecute the defense of such Indemnification, then the indemnified party may pay, compromise, defend against, negotiate or otherwise deal with such Indemnification Claim and obtain indemnification from the indemnifying party for any and all Losses based upon, arising from or relating to such Indemnification Claim. If the indemnified party defends any Indemnification Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that, in such event, the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with the applicable Indemnification Claim. The parties shall fully cooperate with each other in all reasonable respects in connection with the defense of any Indemnification Claim, including making available (subject to the provisions of Section 10.1) records relating to such Indemnification Claim and furnishing without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party (which consent may not be unreasonably withheld, conditioned or delayed), settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless (x) the claimant and such party provide to such other party a complete and unqualified release from all obligation or liability in respect of the Indemnification Claim (with any monetary amount to be fully paid by the indemnifying party), (y) does not involve any finding or admission of any violation of Laws or admission of any wrongdoing by the indemnified party, and (z) does not impose any injunctive or other equitable relief that would encumber any of the assets of the indemnified party or restrict any indemnified party or the conduct of any indemnified party’s business
(b)
Direct Claims. Any claim by an indemnified party on account of Losses that do not result from an Indemnification Claim (asserted by any Person not a party to this Agreement or an Affiliate thereof) (a “Direct Claim”) shall be asserted by the indemnified party by giving the indemnifying party reasonably prompt written notice thereof; (a “Direct Claim Notice”). Such Direct Claim Notice shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the indemnified party. The indemnifying party shall have thirty (30) days after its receipt of such Direct Claim Notice to respond in writing to such Direct Claim, and either concede or deny liability for the claim set forth in such Direct Claim Notice (a

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“Claim Response”). If an indemnifying party fails to timely deliver a Claim Response within such thirty (30) calendar day period by 5:00 p.m., Pacific Standard Time, on the last day of such period, such indemnifying party shall be deemed to have conceded, subject only to the limitations set forth herein, the entire amount of such Direct Claim and, subject to the limitations set forth in this Article X, the indemnified party shall be entitled to the entire amount of such indemnity Losses. In such event, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such Direct Claim and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party, subject to the limitations set forth in this Article X, by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice. If an indemnifying party denies liability for a Direct Claim, in whole or in part, the Purchaser and the Seller shall attempt to resolve such dispute as promptly as possible. If the Purchaser and the Seller fail to resolve such dispute within thirty (30) calendar days after receipt of the Claim Response corresponding to such dispute, any party may initiate arbitration pursuant to the terms of Section 12.2.
(c)
Delay in Notice. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim or Direct Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.
X.5
Effect of Knowledge or Waiver of Closing Condition. The representations, warranties and covenants of the indemnifying party, and the indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the indemnified party (including by any of its representatives) or by reason of the fact that the indemnified party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any closing condition based on the accuracy of any representation or warranty will not affect the right to indemnification, payment of Losses, or other remedy based on such representations and warranties.
X.6
Exclusive Remedies Subject to Closing. Except in the case of fraud and with respect to amounts payable under Article III, the parties acknowledge and agree that if the Closing occurs, the remedies provided in this Article X shall constitute the sole and exclusive remedies available to any party (whether at law or in equity or whether in contract or in tort or otherwise) (a) for any breach of the representations or warranties in this Agreement or other Transaction Document, (b) for any failure to perform or comply with any covenant or agreements in this Agreement or any other Transaction Document, or (c) otherwise in connection with, arising under, deriving from, involving or relating to this Agreement or any other Transaction Document. The foregoing shall not limit the rights of a party to seek or obtain injunctive or equitable relief based upon the breach of any covenant contained in this Agreement or to enforce each of the covenants contained in this Agreement, pursuant to the terms of this Agreement.
X.7
Tax Treatment of Indemnity Payments. The Seller and the Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the purchase price for federal, state, local and foreign income Tax purposes and shall not file any Tax Returns or take any positions inconsistently with the foregoing treatment. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article X (including this Section 10.7) is determined to be taxable to the party receiving such payment by any Taxing Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment and any expenses incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

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ARTICLE XI

TAX MATTERS
XI.1
Prorations. The Seller shall bear and be responsible for the payment of all property and ad valorem Tax liability with respect to the Company’s assets if the Lien or assessment date arises on or prior to the Closing Date irrespective of the reporting and payment dates of such Taxes. All other real property Taxes, personal property Taxes, or ad valorem obligations and similar recurring Taxes for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between the Purchaser and the Seller as of end of the day on the Closing Date (the “Calculation Time”), and the Seller shall bear and be responsible the payment of such Taxes which are pro rated and allocable to the portions of such periods ending at the Calculation Time. With respect to Taxes described in this Section 11.1, the Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and the Purchaser shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 11.1 and such payment includes the other party’s share of such Taxes for which the other party is responsible, such other party shall promptly indemnify and reimburse the remitting party for its share of such Taxes.
XI.2
Cooperation on Tax Matters. The Purchaser and the Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the assets of the Company and its Subsidiaries as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.
XI.3
Transfer Taxes. All federal, state, local, non-U.S. transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon, or arising out of the transactions contemplated by this Agreement and all related interest and penalties (collectively, “Transfer Taxes”) shall be paid and borne equally by Seller and Purchaser.
XI.4
Straddle Periods. To the extent permissible under applicable Laws, the parties agree to elect (and have the Company and each of its Subsidiaries elect) to have each Tax year or other period of the Company and each of its Subsidiaries to end on the Closing Date and, if such election is not permitted or required in a jurisdiction with respect to a specific Tax such that the Company or any of its Subsidiaries is required to file a Tax Return for a Straddle Period, to utilize the following conventions for determining the amount of Taxes relating and attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of Taxes covered by Section 11.1 above, the amount of Taxes relating and attributable to the portion of the Straddle Period ending on the Closing Date shall be the portion of such Taxes for which Seller is responsible under Section 11.1; (ii) in the case of Taxes not covered by clause (i) above or clause (iii) below, the amount relating and attributable to the portion of the Straddle Period ending on the Closing Date shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (iii) in the case of income Taxes, sales Taxes, employment Taxes, payroll Taxes, withholding and other Taxes determined by reference to levels of income, sales, receipts, payroll, payments or other levels of activity, the amount relating and attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company or its Subsidiaries filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a closing of the books methodology (and with respect to Taxes attributable to any entity in which the Company or of its

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Subsidiaries owns an interest such Taxes shall also be determined by applying a similar closing of the books methodology to such entity).
XI.5
Tax Contests.
(a)
If any Governmental Body issues to the Seller, the Company or any of its Subsidiaries (A) a notice of its intent to audit or conduct another legal proceeding with respect to or affecting Taxes or Tax Returns of the Company or any of its Subsidiaries for any Pre-Closing Tax Period or Straddle Period or (B) a notice of deficiency for Taxes for any Pre-Closing Tax Period or Straddle Period, the Company shall notify the Seller, or the Seller shall notify Purchaser, as applicable, of its receipt of such communication from the Governmental Body within ten (10) days of receipt; provided, however, that the failure of the Company to give such notice to Seller within such time frame shall not affect indemnification obligations under this Agreement except to the extent the Seller is materially prejudiced thereby. The Company or its applicable Subsidiary shall control any audit or other legal proceeding in respect of any Taxes or Tax Returns of the Company or any of its Subsidiaries (a “Tax Contest”) at the direction of the Purchaser; provided, however, (X) the Seller, at its sole cost and expense, shall have the right, at its election, to control or participate in any Tax Contest (including the settlement or resolution thereof) to the extent it relates to a Pre-Closing Tax Period (but not a Straddle Period) for which the Seller provides timely notice as provided in Section 11.5(b) below; provided that the Seller shall maintain Purchaser and the Company fully and timely informed of all matters relating to such Tax Contest and shall not settle any such Tax Contest without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; and (Y) the Seller, at its sole cost and expense, shall have the right to participate in any Tax Contest to the extent it relates to a Straddle Period.
(b)
If the Seller elects to control a Tax Contest for a Pre-Closing Tax Period, (A) the Seller shall notify Purchaser of such intent within ten (10) days of receiving notice of the Tax Contest; and (B) prior to the Seller taking control, Purchaser shall control, or cause the Company or its applicable Subsidiary to control, such Tax Contest in good faith. If the Seller does not elect to control such Tax Contest, Purchaser shall have the sole right to control such Tax Contest; provided however, that, Purchaser shall not, and shall cause the Company and its Subsidiaries not to, enter into any settlement of any such Tax Contest that would increase the Tax liability of the Seller without the prior written consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed.
(c)
Notwithstanding Section 10.4 or any other provisions of this Agreement, the provisions of this Section 11.5 shall be controlling with respect to any Tax Contest.
XI.6
Tax Treatment. The parties agree that the purchase of Shares contemplated by this Agreement shall be treated as a sale subject to Code Section 1001 and shall file all Tax Returns consistently with said treatment and shall not take any position inconsistent therewith.
XI.7
Tax Returns. The Purchaser shall cause the Company and its Subsidiaries to prepare and file their Tax Returns with respect to any Pre-Closing Tax Period and any Straddle Period that are to be filed after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the most recent past practices of the Company and its Subsidiaries unless otherwise required by applicable Law. Prior to filing such Tax Returns, the Purchaser shall provide the Seller with copies of such Tax Returns together with a written statement showing the amount payable by the Seller as provided in the following sentence. The Seller shall pay to the Purchaser the entire amount of Taxes due with respect to such Tax Returns, except that with respect to a Straddle Period, the amount payable by the Seller to Purchaser shall be the amount of Taxes relating to the portion of the Straddle Period ending on the Closing Date as determined under Section 11.4. The Seller shall pay the amounts provided in the preceding sentence to the Purchaser

ACTIVE 60565173v3

within five (5) days after Purchaser provides to the Seller the copies of such Tax Returns and the written statement of Taxes payable by Seller provided for above.
ARTICLE XII

MISCELLANEOUS
XII.1
Expenses. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall bear their own fees, costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. The Seller will also be responsible for and shall bear the fees, costs and expenses incurred prior to or as of the Closing by the Company and the Subsidiaries in connection with the negotiation, execution and performance of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, including all Indebtedness or Transaction Costs not paid at Closing or not included in the post-Closing Net Working Capital Adjustment.
XII.2
Arbitration. Any controversy, dispute or claim arising out of, in connection with, or related to the interpretation, performance or breach of this Agreement shall be resolved by final and binding arbitration (“Arbitration”) initiated and administered by and in accordance with the then existing Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The Arbitration shall be held in Los Angeles County, California; the exact time and location to be decided by a sole arbitrator selected by mutual agreement of the parties or in accordance with the then existing Rules of Practice and Procedures of JAMS. The arbitrator shall have the power to grant all legal and equitable remedies provided by Delaware or federal law; provided, however, that said arbitrator shall be bound by applicable statutory and case law in rendering a decision, and provided, further, that said arbitrator shall not have the power to award punitive or exemplary damages. The decision of the arbitrator shall be final and unreviewable except for those grounds set forth in California Code of Civil Procedure Section 1286.2. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the award may be judicially enforced. The prevailing party in any Arbitration hereunder shall be awarded reasonable attorneys’ fees, expert and nonexpert witness fees and costs, and expenses incurred directly or indirectly with said Arbitration, including but not limited to the fees and expenses of the arbitrator and any other expenses of the Arbitration.
XII.3
Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their successors and assigns permitted under this Agreement, and no provisions of this Agreement will be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right except as expressly provided in this Agreement including with respect to the Purchaser Indemnified Parties and the Seller Indemnified Parties.
XII.4
Entire Agreement. This Agreement (including the schedules and exhibits hereto, the Documents) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.
XII.5
Amendment; Waiver; Remedies. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any

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party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law, except as otherwise provided in this Agreement.
XII.6
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed in such state.
XII.7
Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent on a Business Day by facsimile transmission or by e-mail of a pdf document before 5:00 p.m. (recipient’s time) on the day sent and receipt is confirmed, when sent; (iii) if sent by facsimile transmission or by e-mail of a PDF document on a day other than a Business Day and receipt is confirmed, or if sent by facsimile transmission or by email of a PDF document on a Business Day after 5:00 p.m. (recipient’s time) on the day sent and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (iv) if sent by registered, certified or first class mail, the third Business Day after being sent; and (v) if sent by overnight delivery via a national courier service, one Business Day after being delivered to such courier (except if the date delivered to the courier is not a Business Day, then the next Business Day), in each case to the address, facsimile telephone number or e-mail address set forth beneath the name of such party below (or to such other address, facsimile telephone number or e-mail address as such party shall have specified in a written notice given to the other parties hereto):

If to the Purchaser, to:

Aveanna Healthcare LLC

400 Interstate North Parkway, SE

Suite 1600

Atlanta, Georgia 30339

Attention: Shannon Drake, General Counsel

Phone: (678) 385-4005

Facsimile: (678) 784-4705

E-mail: sdrake@Aveanna.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

3333 Piedmont Road NE

Suite 2500

Atlanta, GA 30305

Telephone: 678-553-2121

Facsimile: 678-553-2120

Attention: Gary E. Snyder

E-mail: SnyderG@GTLAW.com

If to the Seller:

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The Barry R. Berger and Jill Taffy Steinfeld-Berger Family Trust
dated September 19, 2006

638 Lindero Canyon Road, #387

Oak Park, CA 91377

Attention: Barry R. Berger, Trustee
brberger@sbcglobal.net

with a copy (which shall not constitute notice) to:

Yong Gruber Associates, LLP

8939 S. Sepulveda, Suite 514

Los Angeles, CA 90045

Attention: Jindy Gruber (jgruber@ygalaw.com )

Phone & Facsimile: (818) 539-7872

XII.8
Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
XII.9
Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including the Purchaser’s rights to seek indemnification hereunder) to any Affiliate of the Purchaser or for collateral security purposes to any lender providing financing to Purchaser or the Company.
XII.10
Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Purchaser shall have any liability for any obligations or liabilities of the Purchaser under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
XII.11
Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
XII.12
Purchaser’s Right of Set Off. The Purchaser may set off any amount to which it may be entitled under this Agreement or any other agreement, document, instrument or certificate executed in connection with the consummation of the transactions contemplated by this Agreement against amounts otherwise payable to the Seller under this Agreement or any other agreement, document, instrument or certificate executed in connection with the consummation of the transactions contemplated by this Agreement. Neither the exercise of nor the failure to exercise such right of set off will constitute an election

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of remedies or limit the Purchaser in any way in the enforcement of any other remedies that may be available to it.
XII.13
Disclosure Schedule The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section or subsection of this Agreement, except to the extent that such information is cross-referenced in another part of the Disclosure Schedule or it is reasonably apparent from the face of such disclosure that it is relevant to any part of the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement, unless the applicable part of the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The mere listing of a document or other item in, or attachment of a copy thereof to, the Disclosure Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other item itself). No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation occurred or exists. In disclosing the information set forth in the Disclosure Schedule, the Seller does not waive, and expressly reserves, any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.
XII.14
Tax and Government Reimbursement Program Effect. None of the parties (nor such parties’ counsel or accountants) has made or is making in this Agreement any representation to any other party (or such party’s counsel or accountants) concerning any of the Tax or Government Reimbursement Program effects or consequences on the other party in connection with the transactions contemplated by this Agreement. Each party represents that it has obtained, or may obtain, independent advice concerning the Tax and Government Reimbursement Program with respect thereto and upon which it, if so obtained, has solely relied.
XII.15
Public Announcements. No party to this Agreement (nor any Affiliate thereof) shall make any public announcements or press releases in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which will not be unreasonably withheld), except as required by a court of competent jurisdiction or applicable Law, including applicable securities laws and regulations and rules of applicable stock exchanges, and except for disclosures to its representatives to the extent necessary to obtain their services or for disclosures required to be made in the financial statements of Purchaser or any of its Affiliates, in publicly filed documents necessary to effect the transactions contemplated by this Agreement and the other Transaction Documents (and accompanying press releases that may include the purchase price) or necessary in connection with any consents or Approvals or any financing to consummate the transactions contemplated hereby.
XII.16
Remedies. The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including such party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any such court of the remedy of specific performance of such

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party’s obligations hereunder. In seeking an injunction or injunctions to prevent breaches of this Agreement by a party y or to enforce specifically the terms and provisions of this Agreement, the other party shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction. If any Litigation should be brought in equity pursuant to this Section 12.16 to enforce the provisions of this Agreement, no party shall allege, and such party waives the defense, that there is an adequate remedy at law.
XII.17
Seller Guaranty of Trust Obligations.
(a)
To induce Purchaser to enter into this Agreement, B Berger and T Steinfeld-Berger (each a “Seller Guarantor”, and collectively, the “Seller Guarantors”, by executing this Agreement, as Trustees of the Seller irrevocably, absolutely and unconditionally:
(i)
guarantee to Purchaser, jointly and severally, on the terms and subject to the conditions of this Section 12.17 (the “Guarantee”), the prompt performance and payment of all obligations (including under Article X) of Seller (the “Guaranteed Obligations”) strictly in accordance with the terms and conditions hereof; and
(ii)
waives any requirement that Purchaser exhaust any right, remedy or take any action against the applicable Trust before proceeding hereunder.
(b)
Each Seller Guarantor shall remain liable for the payment and for the performance of its guarantee obligations pursuant to this Section 12.17, notwithstanding any act, omission or event that might, but for this sentence, otherwise operate as a legal or equitable discharge or defense of such Seller Guarantor. Notwithstanding the foregoing, each Seller Guarantor hereby reserves the right to raise and assert any defenses, claims, counterclaims, set-offs, cross claims, recoupments or limitations (including limitations on and exclusions of certain damages) that could be raised or asserted by Seller pursuant to this Agreement or applicable Law with respect to any obligation owed or claimed to be owed by Seller to Purchaser under this Agreement.
(c)
Each Seller Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligations (other than notices to the Seller Guarantors and the Seller required to be provided or otherwise delivered pursuant to this Agreement) and notice of or proof of reliance by Purchaser upon this Guarantee or acceptance of this Guarantee. Each Seller Guarantor acknowledges that Purchaser entered into this Agreement in reliance upon this Guarantee.
(d)
Each Seller Guarantor’s undertakings under this Agreement shall remain in full force and effect until final performance in full of the Guaranteed Obligations under this Agreement notwithstanding any intermediate payment or performance of the Guaranteed Obligations.
(e)
The obligations of each Seller Guarantor hereunder will not be discharged by: (i) any modification of, or amendment or supplement to, this Agreement approved in writing in accordance with this Agreement, in each case except to the extent expressly set forth therein, (ii) any change in the structure of Seller; or (iii) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to Seller. In the event that any payment to Purchaser in respect of any Guaranteed Obligation is rescinded or must otherwise be returned to a Seller Guarantor for any reason whatsoever other than the fact that Purchaser was not in fact entitled to the payment, to the extent such amount is actually returned to such Seller Guarantor, such Seller Guarantor shall remain fully liable hereunder with respect to such Seller Guarantor’s Guaranteed Obligation as if such payment had not been made.

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I.2
Attorneys’ Fees. The non-prevailing party in any action or proceeding related to this Agreement shall pay to the prevailing party reasonable fees and costs incurred in such proceeding or action, including attorneys’ fees and costs and the fees and costs of experts and consultants. The prevailing party shall be the party who is entitled to recover its costs of suit (as determined by the court of competent jurisdiction or arbitrator or mediator), whether or not the action or proceeding proceeds to final judgment or award.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first written above.

PURCHASER:

AVEANNA HEALTHCARE LLC,
a Delaware limited liability company

By: __ /s/ Rodney Windley____________

Name: Rodney D. Windley

Its: Executive Chairman

COMPANY:

DUNN & BERGER, INC. dba
Accredited Nursing Services,

a California corporation

By: ____/s/ Barry Berger__________________

Name: Barry Berger

Its: President

SELLER:

THE BARRY R. BERGER AND JILL TAFFY STEINFELD-BERGER FAMILY TRUST DATED SEPTEMBER 19, 2006

By: __/s/ Barry Berger _____

Barry R. Berger, Trustee

By: __/s/ Taffy Steinfeld-Berger______________

Jill Taffy Steinfeld-Berger, Trustee

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SELLER GUARANTORS:

___/s/ Barry Berger ___

Barry R. Berger

__/s/ Taffy Steinfeld-Berger______________

Jill Taffy Steinfeld-Berger

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Exhibit A

Form of Non-Competition Agreement
(Seller, B Berger and T Steinfeld-Berger)

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Exhibit B

Form of Escrow Agreement

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Schedule 3.5(a)

Seller’s Reference Statement

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Disclosure Schedule

Section 4.3(b); Required Consent, Waiver, Order, Permit, Authorization

Section 4.4; Subsidiaries and Tax Classification

Section 4.6(a); Financial Statements

Section 4.6(b); Financial Statements

Section 4.6(e); Financial Statements

Section 4.6(f); Financial Statements

Section 4.7; Undisclosed Liabilities

Section 4.8; List of Personal Property Items Being Retained by Seller

Section 4.9(a), Section 4.9(b) and Section 4.9(iii); Developments since July 31, 2021

Section 4.11(a); List of Business Employees, Position, Hire Date, Compensation, Fringe Benefits

Section 4.11(k); Employment Actions

Section 4.12(a); Company Benefit Plans

Section 4.12(c); Company Benefit Plans Liabilities

Section 4.12(m); Company Benefit Plans Post-Closing Amendment and Actions

Section 4.13(a); List of Leased Real Properties

Section 4.14; List of Leased Personal Property

Section 4.15(a); List of Registered Intellectual Property

Section 4.15(b); Exceptions to Purchased Intellectual Property

Section 4.15(c); Intellectual Property Licenses

Section 4.16(a); Material Contracts

Section 4.16(c); Largest Payors

Section 4.17(a); Litigation Disclosure

Section 4.18(a); Compliance with Laws

Section 4.18(c); List of Permits held

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Section 4.18(d); Government Reimbursement Programs

Section 4.18(f); Bill and Collection Practices

Section 4.18(h); HIPAA

Section 4.18(k); Health Care Regulatory Approval

Section 4.21; Disclosure of Related Party Transactions

Section 4.23; List of Insurance Policies and Fidelity Bonds

Section 4.24; List of Banks and Locations; Authorized Signatories

Schedule 4.25; Power of Attorney

Section 4.26(a); Covid-19

Section 4.26(b); Covid-19

Section 4.26(c); Covid-19

Section 4.26(d); Covid-19

Section 4.26(f); Covid-19

Section 4.26(h); Covid-19

Section 6.2; Conduct of Business Pending Closing

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